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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                            SCHEDULE 14A INFORMATION
                                PROXY STATEMENT
        PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]
FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

CHECK THE APPROPRIATE BOX:
[ ] PRELIMINARY PROXY STATEMENT
[X] DEFINITIVE PROXY STATEMENT
[ ] DEFINITIVE ADDITIONAL MATERIALS
[ ] SOLICITING MATERIAL PURSUANT TO SEC. 240.14A-11(C) OR SEC. 240.14A-12

                            ------------------------

                           BURLINGTON RESOURCES INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           BURLINGTON RESOURCES INC.
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
 [X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(i)(2)
 [ ] $500 per each party to the controversy pursuant to Exchange Act Rule
     14a-6(i)(3)
 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

                           CALCULATION OF FILING FEE
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
                                                       PER UNIT PRICE OR
                                                             OTHER
                                                      UNDERLYING VALUE OF
   TITLE OF EACH CLASS OF      AGGREGATE NUMBER OF   TRANSACTION COMPUTED     PROPOSED MAXIMUM
    SECURITIES TO WHICH        SECURITIES TO WHICH   PURSUANT TO EXCHANGE    AGGREGATE VALUE OF
    TRANSACTION APPLIES:      TRANSACTION APPLIES:      ACT RULE 0-11:          TRANSACTION:
- ----------------------------  ---------------------  ---------------------  ---------------------
- -------------------------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    Amount previously paid:
                                               Filing party:
    Form, schedule or
    registration statement no.:
                                               Date filed:
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

                                     [LOGO]

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                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held March 17, 1994

TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of Burlington Resources Inc. will be held on Thursday, March 17, 1994, at 9:00 a.m. in the 6th floor meeting room, First Interstate Center, 999 Third Avenue, Seattle, Washington, for the following purposes:

     1.  To elect seven directors, each to hold office for a term of one year.

     2. To consider and act on the proposed Burlington Resources Inc. 1993 Stock Incentive Plan.

     3.  To consider and vote on a stockholder proposal.

     4. To transact any other business which may be properly brought before the meeting.

     Only stockholders of record at the close of business on January 24, 1994 are entitled to notice of, and to vote at, the meeting and any adjournment thereof.

                                           By Order of the Board of Directors

                                                  LESLIE S. LELAND
                                                 Corporate Secretary

February 17, 1994

                           BURLINGTON RESOURCES INC.
                                999 THIRD AVENUE
                         SEATTLE, WASHINGTON 98104-4097

                                                                   Mailing Date:
                                                               February 17, 1994

                                PROXY STATEMENT

     The enclosed proxy is solicited by the management of Burlington Resources Inc. (the "Company") for use at the Annual Meeting of Stockholders on March 17, 1994. Shares of Common Stock, par value $.01 per share ("Common Stock"), of the Company represented by a properly executed proxy in the accompanying form will be voted at the meeting. The proxy may be revoked at any time before its exercise by sending written notice of revocation to Ms. Leslie S. Leland, Corporate Secretary, Burlington Resources Inc., 999 Third Avenue, Seattle, Washington 98104-4097, or by signing and delivering a proxy which is dated later, or, if the stockholder attends the meeting in person, by giving notice of revocation to the Inspectors of Election at the meeting.

     January 24, 1994 was the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. On that date there were outstanding and entitled to vote 129,700,564 shares of Common Stock, which is the Company's only class of voting securities. Each stockholder is entitled to one vote for each share of Common Stock held of record. A plurality of the shares of Common Stock present in person or represented by proxy at the meeting is required for the election of Directors. An affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the meeting is required for approval of all other items being submitted to the stockholders for their consideration. Abstentions are counted in the number of shares present in person or represented by proxy and entitled to vote for purposes of determining whether a proposal has been approved, whereas broker nonvotes are not counted for those purposes.

                    INFORMATION ABOUT THE BOARD OF DIRECTORS

     The Board of Directors of the Company held nine meetings during 1993. There are two standing committees of the Board of Directors: an Audit Committee and a Compensation and Nominating Committee. The Audit Committee held two meetings during 1993. This Committee recommends the employment of the Company's independent auditors and reviews with management and the independent auditors the Company's financial statements, basic accounting and financial policies and practices, audit scope and competency of control personnel. The Compensation and Nominating Committee met four times during 1993. This Committee reviews and recommends to the Board of Directors the compensation and promotion of senior officers, the size and composition of the Board of Directors and nominees for Directors, and any proposed employee benefit plans. This Committee also grants stock options and other forms of long-term incentive compensation. During 1993, no Directors attended fewer than 75% of the meetings of the Board of Directors.

     The Compensation and Nominating Committee will consider proposals for nominees for Directors from stockholders which are made in writing to Ms. Leslie
S. Leland, Corporate Secretary, Burlington Resources Inc., 999 Third Avenue, Seattle, Washington 98104-4097.

                         STOCK OWNERSHIP OF MANAGEMENT
                           AND CERTAIN OTHER HOLDERS

     The following table sets forth information about the only known beneficial owners of more than 5% of the Company's Common Stock. This information is based solely on Schedules 13G filed by such beneficial owners with the Securities and Exchange Commission.

                         NAME AND ADDRESS OF                   NUMBER OF        PERCENT
                          BENEFICIAL OWNER                       SHARES         OF CLASS
        -----------------------------------------------------  ----------       --------
        FMR Corp. and Edward C. Johnson 3d...................  12,989,812(1)      10.02%
          82 Devonshire Street
          Boston, Massachusetts 02109
        Wellington Management Company........................   8,078,450(2)       6.23%
          75 State Street
          Boston, Massachusetts 02109

- ---------------

NOTES

(1) In its Schedule 13G, FMR Corp. states that it has voting power as to 739,910 shares and dispositive power with respect to 12,989,812 shares. Mr. Johnson states that he has voting power with respect to no shares and dispositive power with respect to 12,989,812 shares. FMR and Mr. Johnson state that their Schedule 13G includes 8,796,200 shares of Common Stock attributable to the Magellan Fund.

(2) Wellington Management Company has advised the Company that its Schedule 13G includes 8,041,900 shares of Common Stock owned by The Windsor Fund, for which Wellington is the investment advisor.

     The following table sets forth the number of shares of Common Stock beneficially owned as of January 24, 1994 by each Director (including all nominees for Director), the executive officers of the Company named in the Summary Compensation Table below, and by all Directors and executive officers as a group.

                                              NUMBER OF SHARES    RIGHT TO ACQUIRE
                                             BENEFICIALLY OWNED    WITHIN 60 DAYS
                                             AS OF JANUARY 24,     OF JANUARY 24,         PERCENT
                       NAME                       1994(1)              1994(2)            OF CLASS
        -----------------------------------  ------------------   -----------------       --------
        DIRECTORS
        J. V. Byrne........................           5,403               4,553             *
        J. C. Cushman, III.................          71,156(3)            4,553             *
        S. P. Gilbert......................          12,053               4,553             *
        J. F. McDonald.....................           7,653               4,553             *
        T. H. O'Leary......................         584,168(4)          469,773             *
        D. M. Roberts......................           5,500               3,000             *
        W. Scott, Jr. .....................           6,296(5)            4,553             *
        W. E. Wall.........................           5,185               2,185             *
        NAMED EXECUTIVE OFFICERS
        J. E. Hagale.......................          72,762(4)           69,262             *
        G. E. Howison......................         182,202(4)          166,811             *
        L. E. Parker.......................         115,813(4)          110,712             *
        B. S. Shackouls(6).................             534                   0             *
        J. W. Becker(7)....................         151,386(4)          132,929             *
        ALL DIRECTORS AND EXECUTIVE
          OFFICERS
          AS A GROUP (17 PERSONS)..........       1,366,629           1,108,812             1.05%

- ---------------

NOTES

 * Indicates that the percentage of shares beneficially owned does not exceed 1% of the class.

(1) For purposes of this table, shares are considered to be "beneficially" owned if the person directly or indirectly has sole or shared voting and investment power with respect to such shares. In addition, a person is deemed to beneficially own shares if that person has the right to acquire such shares within 60 days of January 24, 1994; as a result, the number of shares shown in this column also includes the number of shares shown in the column "Right to Acquire Within 60 Days of January 24, 1994." The numbers shown also include shares owned through the Company's Retirement Savings Plan as of December 31, 1993.

(2) Shares subject to options which are exercisable within 60 days of January 24, 1994.

(3) Excludes 348 shares of Common Stock held in trust for the benefit of one of Mr. Cushman's children, of which Mr. Cushman disclaims beneficial ownership.

(4) For Messrs. O'Leary, Hagale, Howison, Parker and Becker includes 50,000, 3,500, 7,500, 2,500 and 11,500 shares of Common Stock, respectively, subject to restrictions.

(5) Excludes 1,150,300 shares of Common Stock owned by a subsidiary of Peter Kiewit Sons', Inc., of which Mr. Scott is Chairman and President. Mr. Scott disclaims beneficial ownership of these shares.

(6) Mr. Shackouls commenced employment with Meridian Oil Inc. ("Meridian") in June 1993.

(7) Mr. Becker ceased to be an executive officer of the Company in December
    1993.

                             ELECTION OF DIRECTORS

     In accordance with the By-Laws of the Company, the Board of Directors has fixed the number of Directors constituting the Board of Directors at seven as of the date of the Annual Meeting. It is proposed to elect seven Directors, each to hold office for a term of one year and until his successor shall have been elected and qualified. Unless otherwise instructed by the stockholder, the persons named in the enclosed form of proxy will vote the shares represented by such proxy for the election of the seven nominees named in this Proxy Statement, subject to the condition that if any of the named nominees should be unable to serve, discretionary authority is reserved to vote for a substitute. No circumstances are presently known which would render any nominee named herein unable or unwilling to serve. Holders of the Common Stock may not cumulate their votes in the election of Directors.

     Each of the following nominees is a Director of the Company at the present time:

     JOHN V. BYRNE--President, Oregon State University, Corvallis, Oregon. Age--65. Chairman--Audit Committee. Since November 1984, Dr. Byrne's principal occupation has been as shown above. Dr. Byrne has been a Director of the Company since 1988.

     S. PARKER GILBERT--Retired. Age--60. Member--Compensation and Nominating Committee. Mr. Gilbert has been retired since January 1991. From January 1984 until December 1990, Mr. Gilbert was Chairman and Managing Director of Morgan Stanley Group Inc. Mr. Gilbert has been a Director of the Company since 1990. Mr. Gilbert is also a director of ITT Corporation, Morgan Stanley Group Inc., Rayonier Forest Resources Company and Taubman Centers, Inc. Morgan Stanley & Co. Incorporated, a subsidiary of Morgan Stanley Group Inc., acts as a commercial paper dealer for, and provides investment banking and financial advisory services to, the Company and its subsidiaries.

     JAMES F. MCDONALD--President and Chief Executive Officer, Scientific-Atlanta, Inc., Norcross, Georgia--Telecommunications. Age--53. Member--Audit Committee. Since July 1993, Mr. McDonald's principal occupation has been as shown above. From July 1991 until July 1993, Mr. McDonald was a partner with J.H. Whitney & Co. From January 1991 until July 1991, Mr. McDonald was Vice Chairman of the Board of Prime Computer Inc. From January 1990 until January 1991, Mr. McDonald was Vice Chairman of the Board and Chief Executive Officer of Prime Computer, Inc. From September 1989 until January 1990, Mr. McDonald was President and Chief Executive Officer of Prime Computer, Inc. From October 1988 until August 1989, Mr. McDonald was Chairman of the Board, President and Chief Executive Officer of Gould/ Computer Systems Inc. and Gould/IGD Inc. Mr. McDonald has been a Director of the Company since 1988. Mr. McDonald is also a director of Scientific-Atlanta, Inc.

     THOMAS H. O'LEARY--Chairman of the Board, President and Chief Executive Officer, Burlington Resources Inc., Seattle, Washington. Age--59. Since February 1993, Mr. O'Leary's principal occupation has been as shown above. From July 1992 to February 1993, Mr. O'Leary was Chairman of the Board and Chief Executive Officer of Burlington Resources Inc. From October 1990 until July 1992, Mr. O'Leary was Chairman of the Board, President and Chief Executive Officer of Burlington Resources Inc. From January 1989 until October 1990, Mr. O'Leary was President and Chief Executive Officer of Burlington Resources Inc. Mr. O'Leary has been a Director of the Company since 1988. Mr. O'Leary is also a director of B.F. Goodrich and The Kroger Company.

     DONALD M. ROBERTS--Vice Chairman and Treasurer, United States Trust Company of New York and its parent, U.S. Trust Corporation, New York, New York. Age--58. Member--Audit Committee. Since February 1990, Mr. Roberts' principal occupation has been as shown above. From January 1989 until February 1990, Mr. Roberts was Executive Vice President and Treasurer of United States Trust Company of New York and its parent, U.S. Trust Corporation. Mr. Roberts was elected as a Director of the Company in 1993. Mr. Roberts is also a trustee of United States Trust Company of New York and a director of U.S. Trust Corporation and York International Corporation.

     WALTER SCOTT, JR.--Chairman and President, Peter Kiewit Sons', Inc., Omaha, Nebraska -- Construction, Mining and Telecommunications. Age--62.
Chairman--Compensation and Nominating Committee. For more than five years Mr. Scott's principal occupation has been as shown above.

Mr. Scott has been a Director of the Company since 1988. Mr. Scott is also a director of Berkshire Hathaway Inc., California Energy Company, Inc., C-TEC Corporation, ConAgra, Inc., FirsTier Financial, Inc., MFS Communications Company, Inc. and Valmont Industries, Inc.

     WILLIAM E. WALL--Of Counsel, Siderius Lonergan, Seattle, Washington--Law. Age--65. Member--Compensation and Nominating Committee. Since March 1988, Mr. Wall's principal occupation has been as shown above. Mr. Wall has been a Director of the Company since 1992.

     Directors who are not officers or employees of the Company received an annual retainer of $50,000 in 1993 and will receive an annual retainer of $55,000 beginning in 1994. Directors who are also officers or employees of the Company do not receive any compensation for duties performed as Directors. Directors who are not officers or employees of the Company may defer all or part of their compensation.

     The Company's 1992 Stock Option Plan for Non-Employee Directors provides for the annual grant of a nonqualified option for 1,000 shares of Common Stock immediately following the Annual Meeting of Stockholders to Directors who are not salaried officers of the Company. In addition, an option for 3,000 shares is granted upon a Director's initial election or appointment to the Board of Directors. The exercise price per share with respect to each option is 100% of the fair market value (as defined in the plan) of the Common Stock on the date the option is granted. During 1993, an initial option for 3,000 shares of Common Stock was granted to Mr. Roberts and an annual option for 1,000 shares of Common Stock was granted to Dr. Byrne and to Messrs. Cushman, Gilbert, McDonald, Scott and Wall pursuant to this plan.

     The Company has established a Charitable Award Program for Directors who have served on the Board of Directors for at least two years. Upon the death of a Director, the Company will donate $1 million to one or more educational institutions or private foundations nominated by the Director.

                        REPORT ON EXECUTIVE COMPENSATION
                  BY THE COMPENSATION AND NOMINATING COMMITTEE

     The Compensation and Nominating Committee of the Board of Directors (the "Committee") is composed entirely of Directors who are not employees of the Company. The Committee is responsible for establishing and administering the Company's executive compensation program.

COMPENSATION PHILOSOPHY AND OBJECTIVES

     The philosophy underlying the development and administration of the Company's annual and long-term compensation plans is the alignment of the interests of executive management with those of the shareholders. Key elements of this philosophy are:

     - Establishing compensation plans which strengthen the Company's ability to attract and retain officers and key employees and to deliver pay commensurate with the Company's performance, as measured by strategic, operating and financial objectives.

     - Providing significant equity-based incentives for executives to ensure that they are motivated over the long term to respond to the Company's business challenges and opportunities as owners rather than just as employees.

     - Rewarding executives for superior performance and when shareholders receive an above-average return on their investment over the long term.

     One of the Committee's objectives is to position executive base salaries at the median when compared to the Company's competitors. The competitor group consists of approximately 40 oil and gas companies, including the peer companies that are used in the Comparison of Cumulative Total Shareholder Return. The performance of the companies in the competitor group is not considered in establishing executive base salaries.

     The Incentive Compensation Plan, or annual bonus plan, is the vehicle by which executives can earn additional compensation, with maximum awards for executive officers generally of up to 100% of salary, depending on individual and Company performance relative to certain annual objectives. In determining the size of the annual bonus, no single performance factor or formula is used because the Committee believes that the rigid application of quantitative performance measures would eliminate the consideration of important qualitative factors critical to long-term strategic performance. The Company's objectives that the Committee considers, which are not specifically weighted, are a combination of strategic, operating and financial objectives, including oil and gas production levels, reserve additions and reserve finding costs, earnings per share, operating income and operating cash flow. These performance measures are considered to be critical to the Company's fundamental goal -- building shareholder value.

     The Company's long-term incentive program consists of the proposed 1993 Stock Incentive Plan (the "Stock Incentive Plan") and the 1992 Performance Share Unit Plan (the "PSU Plan"). Stock options granted under the Stock Incentive Plan have a term of ten years and awards under the PSU Plan vest over a four-year performance period. Stock purchase rights granted under the Stock Incentive Plan give an executive the opportunity to purchase with his or her annual bonus the Company's Common Stock at a discount of up to 25% of fair market value with the stipulation that the stock cannot be sold for at least three years or until the executive achieves certain Stock Ownership Targets, as described below. Management is motivated to enhance shareholder value because benefits under these plans accrue when strategic, operating and financial goals are achieved and the Company's Common Stock appreciates.

     The Omnibus Budget Reconciliation Act of 1993 places a limit on the amount of certain types of compensation for each of the executive officers which may be tax deductible by the Company beginning in 1994. The Internal Revenue Service recently issued proposed regulations on the deductibility limit for public comment. The Company is in the process of evaluating these proposed modifications and assessing how the Company's compensation programs may be affected if the regulations are ultimately adopted. The Company will continue to monitor these proposed regulations and consider modifications to its compensation programs once final regulations are adopted. The Company's policy is, primarily, to design and administer compensation plans which support the achievement of long-term strategic objectives and enhance shareholder value and, to the extent possible, to maximize the proportion of compensation expense that is tax-deductible by the Company.

COMPANY PERFORMANCE AND COMPENSATION

     During 1993, the Company met or substantially exceeded its strategic, operating and financial goals of production levels, reserve additions and reserve finding costs, earnings per share, and operating cash flow. Operating income was slightly below the target for the year because of a decline in crude oil prices. Considering these accomplishments, which were not specifically weighted, the Committee awarded the Company's CEO, T.H. O'Leary, an annual incentive award of $750,000, the maximum award available to him under the Incentive Compensation Plan. In addition, the Committee awarded the other executive officers the maximum awards available under the Incentive Compensation Plan. The Committee increased Mr. O'Leary's base salary to approximately the median when compared to the competitor group of energy companies. The other executive officers received salary increases which positioned them below the median for the competitor group of energy companies because the officers generally are new to their current positions.

     In evaluating performance for purposes of the PSU Plan, the Committee determined that the Company had attained the strategic, operating and financial objectives mentioned above, which were not specifically weighted, for the plan period from July 1, 1992 to December 31, 1993, and that the Company's total shareholder return ranked in the middle of the peer group used in the Comparison of Cumulative Total Shareholder Return. Accordingly, the Committee approved the vesting of 75 percent of the PSUs eligible for vesting, or 15,525 PSUs for Mr. O'Leary and 20,925 PSUs for the other executive officers. In addition, the Committee granted PSUs to certain executive officers who either joined the Company or received promotions in 1993. The Committee's objective was to target this PSU grant so that the level of all long-term incentive compensation for these executives was at the seventy-fifth percentile when compared to the competitor group of companies. The Committee also reviewed, but did not consider in its compensation decisions, the Company's total shareholder return versus the Dow Jones Secondary Oil Index, a published index of oil and gas companies in which the Company is included.

     As an incentive for future performance and consistent with the objective of targeting long-term incentive compensation at the seventy-fifth percentile when compared to the competitor group of companies, the Committee granted Mr. O'Leary and the other executive officers 34,500 and 46,500 stock options, respectively. These awards provide incentive for Mr. O'Leary and the executive officers to continue to build shareholder value over the long term. In making these awards, the Committee did not consider currently outstanding grants of stock options.

STOCK OWNERSHIP GUIDELINES

     To facilitate ownership of the Company's Common Stock, the Committee approved Stock Ownership Guidelines for the executives in conjunction with the approval of the Stock Incentive Plan. The ownership guidelines, set at four times base salary for the CEO and three times base salary for the other executive officers, are to be attained within five years, and support the Company's philosophy of aligning the interests of executives with those of the shareholders.

                                    COMPENSATION AND NOMINATING COMMITTEE

                                    Walter Scott, Jr., Chairman
                                    S. Parker Gilbert
                                    William E. Wall

              Comparison of Cumulative Total Shareholder Return(1)


                                                                                  DOW JONES
      Measurement Period          BURLINGTON                                    SECONDARY OIL
    (Fiscal Year Covered)        RESOURCES(2)    PEER GROUP(3)   S&P 500(4)      INDEX (U.S.)
1988                                 100             100            100              100
1989                                 151             162            132              136
1990                                 120             136            127              113
1991                                 113             104            166              111
1992                                 153             107            179              112
1993                                 164             141            197              124

- ------------------

NOTES

(1) Assumes that the value of the investment in the Company's Common Stock and in each index was $100 on January 1, 1989 and that all dividends were reinvested.

(2) The Company's Common Stock return assumes that the .24 share of El Paso Natural Gas Company ("EPNG") common stock distributed to the Company's stockholders on June 30, 1992 was sold and the proceeds were reinvested in the Company's Common Stock.

(3) This peer group is comprised of Anadarko Petroleum Corp., Apache Corp., Louisiana Land & Exploration Company, and Oryx Energy Company. This peer group of independent exploration and production competitors is used for the Company's performance comparison in the PSU Plan. This index is weighted to reflect the relative market capitalization of the peer group companies as of December 31, 1988.

(4) Provided as a matter of information only.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following information is furnished for the years ended December 31, 1993, 1992 and 1991 with respect to the Company's Chief Executive Officer, each of the four other most highly compensated executive officers of the Company and its subsidiaries during 1993 whose salary and bonus exceeded $100,000 and other individuals who would have been among the most highly compensated executive officers of the Company and its subsidiaries during 1993 but for the fact that the individuals were no longer serving as executive officers on December 31, 1993 ("named executive officers"). Annual compensation includes amounts deferred at the officer's election.

                                                                              LONG-TERM COMPENSATION
                                                                   ---------------------------------------------
                                                                              AWARDS                 PAYOUTS
                                   ANNUAL COMPENSATION             ----------------------------  ---------------
    NAME AND              -------------------------------------                      SECURITIES
     PRINCIPAL                                   OTHER ANNUAL        RESTRICTED      UNDERLYING                      ALL OTHER
    POSITION       YEAR    SALARY    BONUS(1)    COMPENSATION      STOCK AWARDS(2)   OPTIONS(3)  LTIP PAYOUTS(4)  COMPENSATION(5)
- -----------------  ----   ---------  --------   ---------------    ---------------   ----------  ---------------  ---------------
Thomas H. O'Leary  1993    $750,000  $750,000      $  80,179(6)               --        34,500              --       $ 120,315
  Chairman of the  1992    $675,000  $675,000      $  96,482(6)               --        34,500     $ 4,839,000       $ 183,956
  Board,           1991    $585,000  $585,000             --         $ 1,850,000       213,132              --              --
  President and
  Chief Executive
  Officer
  Burlington
  Resources Inc.
George E. Howison  1993    $385,000  $450,000      $ 108,548                  --        22,500              --       $ 109,416
  President and    1992    $230,000  $250,000             --                  --         8,600     $   774,240       $  52,841
  Chief Executive  1991    $185,000  $210,000             --         $   277,500        62,164              --              --
  Officer
  Meridian Oil
  Inc.;
  Senior Vice
  President and
  Chief Financial
  Officer
  Burlington
  Resources Inc.
Bobby S.           1993    $204,169  $205,000             --                  --        12,000              --       $ 374,747
  Shackouls(7)
  Executive Vice
  President and
  Chief Operating
  Officer
  Meridian Oil
  Inc.
L. Edward Parker   1993    $201,156  $205,000             --                  --         6,000              --       $  32,877
  Executive Vice   1992    $169,841  $125,300             --                  --         4,600                       $  38,207
  President,       1991    $160,758  $118,300             --         $    86,875        37,891                              --
  Marketing
  Meridian Oil
  Inc.
John E. Hagale     1993    $199,723  $215,000      $  43,600                  --         6,000              --       $  44,674
  Executive Vice   1992    $162,500  $130,000             --                  --         4,600              --       $  31,398
  President and    1991    $142,500  $115,000             --         $   129,500        37,891                              --
  Chief Financial
  Officer
  Meridian Oil
  Inc.
James W. Becker    1993    $250,000  $300,000             --                  --            --              --       $  44,111
  Formerly Senior  1992    $225,000  $250,000             --                  --         8,600     $ 1,209,750       $  68,650
  Vice President,  1991    $190,000  $215,000             --         $   277,500        62,164              --              --
  Law Burlington
  Resources Inc.

- ---------------

NOTES

(1) Bonus payments are reported for the year in which the related services were performed.
(2) Restricted Common Stock is valued at the closing price of the Common Stock on the New York Stock Exchange, Inc. on the date of grant. On December 31, 1993, Messrs. O'Leary, Howison, Shackouls, Parker, Hagale and Becker held 50,000, 7,500, 0, 2,500, 3,500 and 11,500 shares, respectively, of restricted Common Stock having a market value, based on the closing price of the Common Stock on such date, of $2,118,750, $317,813, 0, $105,938,
    $148,313 and $487,313, respectively. Dividends are paid on restricted Common Stock at the same rate as paid to all stockholders.
(3) The number and exercise price of options granted in 1991 were adjusted in connection with the spin-off distribution of EPNG common stock on June 30, 1992.
(4) Long-term incentive plan ("LTIP") payouts pursuant to the Company's 1988 Performance Share Unit Plan for the four-year performance period which ended in 1992.
(5) Includes matching contributions made by the Company during 1993 in the Company's Retirement Savings (401(k)) Plan and Supplemental Benefits Plan for Messrs. O'Leary, Howison, Shackouls, Parker, Hagale and Becker of $120,000, $64,350, $24,522, $32,492, $24,133 and $44,000, respectively.
    Includes matching contributions made by the Company during 1992 in the Company's Retirement Savings Plan and Supplemental Benefits Plan for Messrs. O'Leary, Howison, Parker, Hagale and Becker of $135,225, $41,400, $33,075, $24,450 and $55,200, respectively. Includes interest credited toward deferred compensation at above market rates for Messrs. O'Leary, Howison, Shackouls, Parker, Hagale and Becker of $315, $66, $225, $385, $41 and $111, respectively, in 1993 and $80, $15, 0, $138, $11 and $31 in 1992. In
    addition, includes a payment made by the Company in 1992 in connection with the modification of stock appreciation rights outstanding under the Company's 1988 Stock Option Incentive Plan (the "Option Plan") to Messrs. O'Leary, Howison, Parker, Hagale and Becker of $48,651, $11,426, $4,994, $6,937 and $13,419, respectively. Upon commencement of Mr. Shackouls' employment with Meridian in June 1993, the Company credited his deferred compensation account under the Supplemental Benefits Plan with $350,000 to compensate Mr. Shackouls for long term incentive compensation from his former employer which Mr. Shackouls forfeited by joining Meridian. During 1993, Messrs. Howison and Hagale received additional compensation of $45,000 and $20,500, respectively, in connection with their relocation to Houston.
(6) Includes $37,977 and $48,756 attributed for personal use of Company airplanes in 1993 and 1992, respectively.
(7) Mr. Shackouls commenced employment with Meridian in June 1993.

                            OPTIONS GRANTED IN 1993

     The following information is furnished for the year ended December 31, 1993 with respect to the named executive officers for stock options which were granted in December 1993 and are conditioned on approval by the Company's stockholders at this Annual Meeting of the Burlington Resources Inc. 1993 Stock Incentive Plan (the "Stock Incentive Plan").

                                         NUMBER OF
                                         SECURITIES
                                         UNDERLYING     % OF TOTAL
                                          OPTIONS        OPTIONS
                                          GRANTED        GRANTED      EXERCISE                 GRANT DATE
                                            IN         TO EMPLOYEES     PRICE     EXPIRATION    PRESENT
                 NAME                     1993(1)        IN 1993      PER SHARE    DATE(1)      VALUE(2)
- ---------------------------------------  ---------     ------------   ---------   ----------   ----------
T. H. O'Leary..........................     2,200(3)        .55%       $ 44.00     12/7/2003    $ 31,416
                                           32,300(4)       8.03%       $ 44.00     12/8/2003    $461,244
G. E. Howison..........................     2,200(3)        .55%       $ 44.00     12/7/2003    $ 31,416
                                           20,300(4)       5.04%       $ 44.00     12/8/2003    $289,884
B. S. Shackouls........................     2,200(3)        .55%       $ 44.00     12/7/2003    $ 31,416
                                            9,800(4)       2.44%       $ 44.00     12/8/2003    $139,944
L. E. Parker...........................     2,200(3)        .55%       $ 44.00     12/7/2003    $ 31,416
                                            3,800(4)        .94%       $ 44.00     12/8/2003    $ 54,264
J. E. Hagale...........................     2,200(3)        .55%       $ 44.00     12/7/2003    $ 31,416
                                            3,800(4)        .94%       $ 44.00     12/8/2003    $ 54,264
J. W. Becker...........................         0

- ---------------

NOTES

(1) Under the terms of the Stock Incentive Plan, options are granted at fair market value and generally may not be exercised until the employee has completed one year of continuous employment with the Company or its subsidiaries from the grant date. Options have a term of ten years and generally terminate one year following an optionee's death or three years after termination of employment, disability, retirement, termination in certain events following a "Change in Control" of the Company, as defined in the Option Plan (a "Change in Control"), or other termination except that the Compensation and Nominating Committee may terminate options earlier following such other termination of employment of the named executive officers.

(2) The value has been calculated using a variation of the Black-Scholes stock option valuation methodology. The applied model used the grant date of December 8, 1993, and option price of $44.00. In addition, it assumed a stock price volatility of 27.12%, a risk-free rate of return of 4.71% and a dividend yield of $.55. Options have an exercise period of ten years, but the estimated average time held before exercise is five years. The value was also adjusted to account for the one-year waiting period before vesting and the three-year post-retirement exercise period.

(3) Incentive stock options, which become exercisable on December 8, 1994.

(4) Nonqualified stock options, which become exercisable on December 8, 1994.

        AGGREGATED OPTION/SAR EXERCISES IN 1993 AND YEAR-END VALUE TABLE

     The following information is furnished for the year ended December 31, 1993 with respect to the named executive officers for stock option exercises which occurred during 1993. The number of, and exercise price for, all outstanding options granted prior to June 30, 1992 shown on the following table have been adjusted to reflect the distribution of EPNG common stock to the Company's stockholders on June 30, 1992.

                                                                NUMBER OF
                                                          SECURITIES UNDERLYING           VALUE OF UNEXERCISED
                        NUMBER OF                       UNEXERCISED OPTIONS/SARS       IN-THE-MONEY OPTIONS/SARS
                       SECURITIES                         AT DECEMBER 31, 1993          AT DECEMBER 31, 1993(2)
                       UNDERLYING          VALUE      -----------------------------   ----------------------------
       NAME         OPTIONS EXERCISED   REALIZED(1)   EXERCISABLE     UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
- ------------------  -----------------   -----------   -----------     -------------   ----------     -------------
T. H. O'Leary.....       220,605        $ 6,081,831     469,773           93,703      $6,572,209       $ 624,361
G. E. Howison.....         7,694        $   205,910     166,811           40,261      $2,641,588       $ 187,309
B. S. Shackouls...            --                 --           0           12,000              --              --
L. E. Parker......            --                 --     110,712           15,473      $1,678,995       $  99,903
J. E. Hagale......        10,000        $   224,015      69,262           15,473      $  892,349       $  99,903
J. W. Becker......        62,820        $ 1,644,547     132,929           17,761      $1,905,215       $ 187,309

- ---------------

NOTES

(1) This amount is the aggregate of the market value of the Common Stock at the time each stock option was exercised minus the exercise price for that option.

(2) This amount is the aggregate of the number of options multiplied by the difference between the closing price of the Common Stock on the New York Stock Exchange, Inc. on December 31, 1993 minus the exercise price for that option.

                    LONG-TERM INCENTIVE PLAN AWARDS IN 1993

     The following information is furnished for the year ended December 31, 1993 with respect to the named executive officers with respect to grants under the Company's 1992 Performance Share Unit Plan (the "PSU Plan") during 1993.

                                              NUMBER OF UNITS     PERFORMANCE PERIOD         MAXIMUM
                    NAME                      GRANTED IN 1993        UNTIL PAYOUT        FUTURE PAYOUT(1)
- --------------------------------------------  ---------------     ------------------     ----------------
T. H. O'Leary...............................            0
G. E. Howison...............................       55,600              12/31/96                55,600
B. S. Shackouls.............................       48,000              12/31/96                48,000
L. E. Parker................................        5,600              12/31/96                 5,600
J. E. Hagale................................        5,600              12/31/96                 5,600
J. W. Becker................................            0

- ---------------

NOTES

(1) Maximum future payout is stated as the number of vested PSUs at the end of the performance period. At the end of the performance period, participants receive a cash payment equal to the number of vested PSUs multiplied by the average closing price of the Common Stock for the 20 business days immediately preceding the end of the performance period. Under the terms of the PSU Plan, a portion of the granted PSUs may vest each year beginning in 1993 and any remaining unvested PSUs may vest at the end of the performance period on December 31, 1996. PSUs vest to the extent that the Compensation and Nominating Committee determines that the Company has achieved performance goals established by that Committee, including financial, operating and strategic goals and total shareholder return. Under the terms of the PSU Plan, the Compensation and Nominating Committee does not establish thresholds or targets with respect to the vesting of PSUs at the time of the initial grant. In the event of a Change in Control of the Company, a portion of the total PSUs originally granted fully vests. If a participant is terminated other than for cause, death or disability, or voluntarily terminates employment for good reason within two years after a Change in Control but subsequent to the year in which the Change in Control occurs, an additional portion of the PSUs originally granted will vest. A Change in Control of the Company would affect the method of calculating the market price of the Company's Common Stock for purposes of paying PSUs.

                                  PENSION PLAN

     Benefit accruals under the pension plan of the Company and its subsidiaries (the "Pension Plan") are based on the gross amount of earnings, including incentive bonuses, but excluding all commissions and other extra or added compensation or benefits of any kind or nature. Estimated annual benefit levels under the Pension Plan, based on earnings and years of credited service at age 65, are as follows:

                               PENSION PLAN TABLE

          AVERAGE                       YEARS OF SERVICE AT AGE 65
          PENSION             -----------------------------------------------
        EARNINGS(1)              15           20           25           30
       -------------          --------     --------     --------     --------
$  400,000..................  $ 94,560     $126,080     $157,600     $189,120
$  600,000..................  $142,560     $190,080     $237,600     $285,120
$  800,000..................  $190,560     $254,080     $317,600     $381,120
$1,000,000..................  $238,560     $318,080     $397,600     $477,120
$1,200,000..................  $286,560     $382,080     $477,600     $573,120
$1,400,000..................  $334,560     $446,080     $557,600     $669,120
$1,600,000..................  $382,560     $510,080     $637,600     $765,120
$1,800,000..................  $430,560     $574,080     $717,600     $861,120

- ---------------

NOTES

(1) Average pension earnings for a given year include salary and bonus payments for the year in which the related services were performed (as reported in the Summary Compensation Table).

     The Pension Plan formula for retirement at age 65 is 1.1% of the highest five-year average earnings, plus .5% of the highest five-year average earnings in excess of one-third of the FICA taxable wage base in effect during the year of termination, times the number of years of credited service up to a maximum of 30 years. An early retirement supplement equal to 1% of the highest five-year average earnings up to one-third of the FICA taxable wage base in effect in the year of termination, times the number of years of credited service up to a maximum of 30 years, is payable until age 62. Both the basic benefit and the supplement are reduced by 2% for each year the employee's actual retirement date precedes the date the employee would have attained age 65, or the date the employee could have retired after attaining age 60 with 30 years of credited service, if earlier. Years of credited service under the Pension Plan at age 65 for Messrs. O'Leary, Howison, Shackouls, Parker, Hagale and Becker would be 16, 26, 22, 40, 35 and 35, respectively.

                   EMPLOYMENT AGREEMENTS AND SEVERANCE PLANS

     The Company has an agreement with Mr. O'Leary which provides for his employment as Chief Executive Officer of the Company through December 31, 1994 at a minimum annual salary of $525,000. The Company also has employment agreements with Messrs. Howison and Shackouls which provide for their employment as President and Chief Executive Officer and Executive Vice President and Chief Operating Officer, respectively, of Meridian Oil Inc. through April 30, 1998 at minimum annual salaries of $450,000 and $350,000, respectively. These agreements provide that upon termination of employment within two years after a Change in Control of the Company, Messrs. O'Leary, Howison and Shackouls will be entitled to the greater of the benefits under the employment agreement or the Key Executive Severance Protection Plan (the

"Severance Protection Plan"). Pursuant to these agreements, Mr. Howison is entitled to additional years of credited service under the Supplemental Benefits Plan except under certain conditions and Mr. Shackouls is entitled to additional years of credited service under the Supplemental Benefits Plan if he remains employed by the Company until age 55.

     The Severance Protection Plan provides severance benefits following a Change in Control for officers of the Company and its subsidiaries in an amount equal to three times annual salary, including maximum bonus amounts. The Severance Protection Plan also provides for the continuation of life and health insurance for a period of up to 18 months subsequent to a participant's termination of employment following a Change in Control as well as a supplemental pension payable under the Supplemental Benefits Plan calculated by adding three years of additional credited pension service and certain other benefits. Benefits are payable under the Severance Protection Plan for any termination of employment within two years of the date of a Change in Control, except where termination is by reason of death, disability, for cause, or instituted by the employee for other than good reason. The Severance Protection Plan also provides that the Company will pay legal fees and expenses incurred by a participant to enforce rights or benefits under this plan.

     The Internal Revenue Code of 1986, as amended (the "Code"), imposes an excise tax on payments to terminated employees following a Change in Control if the payments meet certain requirements and exceed certain limits set forth in the Code. If payments under the Severance Protection Plan (the "Severance Payments") are subject to this excise tax, the Company will pay an additional amount to the participant (the "Gross-Up Payment") such that the participant retains, after payment of the excise tax on the Severance Payments and the Gross-Up Payment and any income tax on the Gross-Up Payment, an amount equal to the Severance Payments.

     The Company also has a Severance Plan and a Key Executive Retention Plan which provide benefits for any termination of employment, except where termination is for cause or instituted by the employee for other than good reason. The Severance Plan provides a severance benefit to employees of the Company in Seattle, Washington, excluding Mr. O'Leary and employees of the Company's subsidiaries, based on annual compensation and years of service of up to a maximum of 30 months of compensation, which includes salary and maximum bonus. The Key Executive Retention Plan provides for a cash payment upon termination, including among other things the participant's prorated bonus under the Incentive Compensation Plan, the value of certain PSUs and restricted stock, and certain other severance benefits. The Key Executive Retention Plan also provides that a participant will receive at termination additional pension benefits based on projected compensation, and for the continuation of health insurance for a period of up to 18 months subsequent to a participant's termination of employment.

               PROPOSAL TO APPROVE THE BURLINGTON RESOURCES INC.
                           1993 STOCK INCENTIVE PLAN

     On December 8, 1993, the Compensation and Nominating Committee of the Board of Directors and the Board of Directors approved the Company's 1993 Stock Incentive Plan (the "Stock Incentive Plan") and approved its submission to the stockholders for their approval. The purpose of the Stock Incentive Plan is to promote the interests of the Company and its stockholders by strengthening the Company's ability to attract and retain officers and key employees for the Company and its subsidiaries by furnishing suitable recognition of their ability and industry which contributed materially to the success of the Company and to align the interests and efforts of the Company's officers and key employees to the long term interests of the Company's stockholders. The Stock Incentive Plan succeeds the Company's 1988 Stock Option Plan, which expired by its terms in May 1993. The 1988 Stock Option Plan remains in effect for options granted prior to May 1993. The Stock Incentive Plan provides for the grant of stock options, stock appreciation rights ("SARs") and/or limited stock appreciation rights ("LSARs"), restricted shares of the Company's Common Stock ("Restricted Stock"), and stock purchase rights ("Stock Purchase Rights"). Grants made prior to the Annual Meeting of Stockholders are subject to the approval of the Stock Incentive Plan by the stockholders.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

     The following is a summary of the Stock Incentive Plan and is qualified in its entirety by the full text thereof which is attached to this Proxy Statement as EXHIBIT A.

ADMINISTRATION OF THE STOCK INCENTIVE PLAN

     The Stock Incentive Plan will be administered by the Board of Directors or, in the event the Board of Directors appoints and/or authorizes a committee to administer the Stock Incentive Plan, by such committee (the "Plan
Administrator"). The Board of Directors has appointed the Compensation and Nominating Committee as the Plan Administrator.

     The Plan Administrator has the discretion to decide when and to whom to grant stock options, SARs and/or LSARs, Restricted Stock and Stock Purchase Rights and to establish the terms and conditions relating to such awards. The Plan Administrator has full authority to construe and interpret the Stock Incentive Plan, to establish, amend and rescind rules and regulations relating to the Stock Incentive Plan, to grant options, SARs and/or LSARs, Restricted Stock and Stock Purchase Rights, to administer the Stock Incentive Plan and to take all such steps and make all such determinations in connection with the Stock Incentive Plan and the awards granted thereunder as it may deem necessary or advisable, which determination is final and binding upon participants in the Stock Incentive Plan. No member of the Plan Administrator is eligible to receive awards or grants under the Stock Incentive Plan.

ELIGIBILITY

     To be eligible for selection by the Plan Administrator to receive a grant under the Stock Incentive Plan, an individual must be an officer, including all of the Company's executive officers, or key employee of the Company or its subsidiaries as of the date of such grant and a person who, in the judgment of the Plan Administrator, holds a position of responsibility and is able to contribute substantially to the Company's continued success.

SHARES AVAILABLE FOR THE PLAN

     Subject to certain adjustments, the maximum number of shares for which options, SARs and/or LSARs, Restricted Stock and Stock Purchase Rights may at any time be granted under the Stock Incentive Plan is 10,000,000 shares of Common Stock. Of this total, the number of shares for which Restricted Stock may be granted under the Stock Incentive Plan may not exceed 1,000,000 shares of Common Stock and the number of shares which may be issued upon exercise of Stock Purchase Rights granted under the Stock Incentive Plan may not exceed 2,000,000 shares of Common Stock. The Stock Incentive Plan provides that an employee may not receive options or SARs/LSARs for more than 500,000 shares of Common Stock in any one year. The closing price for the Company's Common Stock on NYSE on January 24, 1994 was $45.50.

     In the event of a recapitalization, stock split, stock dividend, exchange of shares, merger, reorganization, change in corporate structure or shares of the Company or similar event, the Board of Directors, upon the recommendation of the Plan Administrator, may make appropriate adjustments in the number of shares authorized for the Plan and, with respect to outstanding grants, may make appropriate adjustments in the number of shares and the option price or stock purchase price.

STOCK OPTIONS

     Grant of Options. Options may be granted to eligible employees in such number and at such times during the term of the Stock Incentive Plan as the Plan Administrator determines, taking into account the duties of the respective employees, their present and potential contributions to the success of the Company, and such other factors as the Plan Administrator deems relevant. An option granted under the Stock Incentive Plan may be either an Incentive Stock Option (an "ISO"), which is intended to meet the requirements defined in Section 422 of the Interna1 Revenue Code of 1986, as amended (the "Code"), or a Nonqualified Stock Option (an "NSO").

     Terms and Conditions of Options. The price per share of Common Stock at which each option is exercisable (the "option price") is determined by the Plan Administrator at the time of grant, but may not be less than 100% of the fair market value of the Common Stock on the date the option is granted. Options are exercisable at such time and under such conditions as are set forth in the option grant, but in no event may any ISO be exercisable subsequent to the day before the tenth anniversary of the date on which the option is granted, nor will any other option be exercisable later than the tenth anniversary of the date of its grant. In general, an optionee may not exercise an option until he or she has completed one year of continuous employment with the Company or one of its subsidiaries from and including the date on which the option is granted, or such longer period as the Plan Administrator may determine in a particular case.

STOCK APPRECIATION RIGHTS AND LIMITED STOCK APPRECIATION RIGHTS

     The Plan Administrator may grant SARs and LSARs to eligible employees in connection with any option granted under the Stock Incentive Plan, either at the time of the grant of such option or at any time thereafter during the term of the option. Such SARs cover the same shares covered by the related option and are subject to the same terms and conditions as the related options and such further terms and conditions as are determined by the Plan Administrator. An LSAR is similar to a SAR but becomes exercisable only upon the occurrence of certain circumstances following a Change of Control (as defined in the Stock Incentive Plan). A SAR or LSAR entitles the holder of the related option to surrender to the Company the unexercised, related option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to the excess of the Fair Market Value (as defined in the Stock Incentive Plan) of a share of Common Stock on the date of exercise over the option price times the number of shares covered by the option, or portion thereof, which is surrendered.

RESTRICTED STOCK

     Restricted Stock may be granted to eligible employees in such number and at such times as the Plan Administrator determines, taking into account the duties of the respective participants, their present and potential contributions to the success of the Company, and such other factors as the Plan Administrator deems relevant. Employees who receive Restricted Stock have all the rights of stockholders with respect to such shares, including the right to vote the shares and receive all dividends or other distributions made or paid with respect to such shares. During a period of years following the date of grant, as determined by the Plan Administrator, which in no event will be less than one year, the Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of by the recipient, except in the event of death or permanent disability. Restricted Stock is forfeited if the employee terminates employment with the Company for any reason before the expiration of the restriction period or if the employee attempts to sell, exchange, transfer, pledge or otherwise dispose of such Restricted Stock; provided, however, that the Plan Administrator may waive or modify such restrictions. In addition, all restrictions on Restricted Stock lapse upon the employee's death or permanent disability or any termination of employment determined by the Plan Administrator to end such restrictions. All such restrictions terminate immediately upon a change of control (as defined in the Stock Incentive Plan).

STOCK PURCHASE RIGHTS

     The Plan Administrator may grant to eligible employees Stock Purchase Rights that entitle the employee to purchase shares of Common Stock. The purchase price for such shares is determined by the Plan Administrator, but may not be less than 75% of the fair market value of Common Stock on the date that the price is set. Shares of Common Stock received upon exercise of the Stock Purchase Rights will be subject to a restriction period of at least three years together with such other restrictions as the Plan Administrator provides, unless the purchase price for the Stock Purchase Rights is at least equal to the fair market value of Common Stock on such date. During the restriction period, such shares of Common Stock may not be sold, exchanged, transferred, pledged or otherwise disposed of. These restrictions lapse upon the employee's death, disability or termination of employment. Stock Purchase Rights may be exercised only during a limited period of time following the grant of such rights. The Plan Administrator may grant Stock Purchase Rights at such time or times as awards in cash are made under the Company's Incentive Compensation Plan or become payable under the PSU Plan. The maximum number of shares of Common Stock for which Stock Purchase Rights may be granted is the amount of such cash award divided by the purchase price set by the Plan Administrator.

TERM OF THE STOCK INCENTIVE PLAN

     The Stock Incentive Plan was effective as of December 8, 1993, which was the date of its adoption by the Board of Directors. The Stock Incentive Plan will be void, however, unless it is approved by the Company's stockholders at this Annual Meeting of Stockholders or any continuation thereof. Subject to receiving stockholder approval, grants under the Stock Incentive Plan may be made from time to time until December 8, 2003 (the tenth anniversary of the adoption of the Stock Incentive Plan by the Board of Directors). Grants made under the Stock Incentive Plan may extend beyond that date and the terms and conditions of the Stock Incentive Plan will continue to apply to such grants and to shares of Common Stock acquired upon exercise thereof.

AMENDMENT OF THE STOCK INCENTIVE PLAN

     Except as described in the next paragraph, the Plan Administrator may from time to time amend the Stock Incentive Plan as it deems proper and in the best interests of the Company without further approval of the stockholders.

     The Board of Directors and the Plan Administrator may not amend certain features of the Stock Incentive Plan without the approval of the Company's stockholders to the extent such approval is required for compliance with Section 422 of the Code with respect to ISOs, Section 162(m) of the Code with respect to NSOs or Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to awards made to individuals subject to Section 16 of the Exchange Act. Such amendments would include (a) materially increasing the maximum number of shares of Common Stock that may be issued under the Stock Incentive Plan, (b) materially modifying the requirements as to eligibility for participation in the Stock Incentive Plan, or
(c) otherwise materially increasing the benefits accruing to participants under the Stock Incentive Plan.

FEDERAL INCOME TAX CONSEQUENCES OF STOCK INCENTIVE PLAN

     The following discussion summarizes the material federal income tax consequences of participation in the Stock Incentive Plan. This discussion is general in nature and does not address issues related to the tax circumstances of any particular employee. The discussion is based on federal income tax laws in effect on the date hereof and is, therefore, subject to possible future changes in law. This discussion does not address state, local or foreign consequences.

     ISOs. An optionee will not recognize any income upon either grant or exercise of an ISO, although the exercise may subject the optionee to alternative minimum tax liability in the year of exercise because the excess of the fair market value of the shares at the time of exercise over the purchase price of the shares is included in income for purposes of the alternative minimum tax. The treatment of any gain realized upon sale or other disposition of the Company Common Stock received upon exercise of an ISO will depend on the holding period. If the optionee does not dispose of the stock received within either one year after exercise of the ISO or two years after grant, any gain realized upon disposition will be characterized as long-term capital gain. If the optionee disposes of his or her shares within either one year after exercise of the ISO or two years after grant, such disposition will be a disqualifying disposition. In the case of a disqualifying disposition, the portion of the gain realized on disposition equal to the excess of the fair market value of the shares at the time the ISO was exercised over the option price will be ordinary income taxable as compensation in the year of disposition. The balance, if any, of the gain will be capital gain.

     If the optionee sells the shares in a disqualifying disposition at a price that is below the fair market value of the shares at the time the ISO was exercised, the optionee's ordinary income will be limited to the excess of the amount realized upon the disposition over the adjusted basis in the shares.

     In the event of a disqualifying disposition in which ordinary income is realized by the optionee, the Company will only withhold income taxes from the optionee's compensation with respect to that ordinary income element if the optionee elects to have withholding imposed.

     The Company is entitled to a deduction with respect to an ISO only in the taxable year of the Company in which a disqualifying disposition occurs. In that event, the deduction would be equal to the ordinary income, if any, recognized by the optionee upon disposition of the shares, provided that the deduction is not otherwise disallowed under the Code.

     Nonqualified Stock Options. An optionee will not recognize any income upon either grant or vesting of a Nonqualified Stock Option. Upon exercise of any part of a Nonqualified Stock Option, the optionee will recognize ordinary income in an amount equal to the difference between the option exercise price and the then fair market value of the shares acquired. The Company must withhold taxes from the optionee's compensation with respect to the ordinary income recognized by the optionee upon exercise.

     In general, upon a subsequent disposition of the shares, the optionee's basis for determining taxable gain or loss would be the amount paid for such shares plus the amount that was includable in the optionee's income at the time of exercise. Any gain recognized on such disposition would generally be taxed as long-term or short-term capital gain depending on the length of time the optionee is deemed to have held these shares and the holding period in effect at the time. The Company will be entitled to a deduction for federal income tax purposes upon exercise of a Nonqualified Stock Option in an amount equal to the ordinary income recognized by the optionee, provided that the deduction is not otherwise disallowed under the Code.

     The treatment of SARs and LSARs is essentially the same as the treatment of the related options granted under the Stock Incentive Plan.

     Restricted Stock. The recipient of Restricted Stock will not be subject to tax upon its grant, unless the recipient makes an election under Section 83(b) of the Code. Assuming no election under Section 83(b) is made, the holder will be subject to tax at ordinary income tax rates at the time of the expiration or earlier termination of the Restriction Period in an amount equal to the fair market value of the Restricted Stock at the time that the Restriction Period lapses or terminates. Any further gain would be capital gain. If a holder makes an election under Section 83(b) of the Code, the holder will be subject to tax at ordinary income rates based on the fair market value of the Restricted Stock at the date of grant. Any further gain would be capital gain. The Company must withhold taxes and will be entitled to a deduction with respect to the amount of ordinary income recognized by the employee, unless otherwise disallowed under the Code.

     Stock Purchase Rights. A holder of a Stock Purchase Right will not be subject to tax upon grant of such rights. In general, the holder will be subject to tax at ordinary income tax rates upon exercise of the rights in an amount equal to the excess of the fair market value of the stock over the purchase price for the stock even though there may be restrictions on immediate sale of the stock.

     Tax Effect of Change in Control Provisions. Because an LSAR is exercisable only upon a Change in Control, exercise by the holder could result in the imposition of an additional 20% excise tax on, and denial of a deduction to the Company for, all or a portion of the total payments made to the employee upon the Change in Control. Similarly, if vesting is accelerated in the case of any other items under the Stock Incentive Plan, the 20% excise tax and denial of deductibility could be imposed.

     The applicability and amount of the excise tax will depend on the amount of the payments subject to the Change in Control provisions, including the amount of payments received under the Severance Protection Plan, and the other circumstances of the employee.

     Cap on Company Deductions for Certain Compensation. Under the recently enacted Omnibus Reconciliation Act of 1993 (the "Act"), certain compensation payments in excess of $1 million are subject to a cap on deductibility for the Company. The limitation on deductibility applies with respect to that portion of a compensation payment for a taxable year in excess of $1 million to either the chief executive officer of the corporation or any one of the other four highest paid executives. Certain performance-based compensation is not subject to the cap on deductibility. Stock options and SARs can qualify for this performance-based exception, but only if they are granted at fair market value, the total number of shares that can be granted to an executive for any period is stated, and shareholder and Board approval is obtained. The ISO, Nonqualified Stock Option, and SAR portions of the Stock Incentive Plan have been drafted to comply with these performance-based criteria.

     Restricted Stock and Stock Purchase Rights do not satisfy the definition of performance-based compensation unless the granting or vesting of the Restricted Stock and Stock Purchase Rights are based upon the attainment of specified performance goals.

     The following table shows grants made during 1993 for the individuals and groups set forth below under the Stock Incentive Plan and are subject to stockholder approval of the Stock Incentive Plan at this Annual Meeting.

                    STOCK INCENTIVE PLAN AWARDS DURING 1993

                                                                         STOCK OPTION AWARDS
                                                                        ----------------------
                                                                         NUMBER OF SECURITIES
                                                                          UNDERLYING OPTIONS
                       NAME AND POSITION                                   GRANTED IN 1993
- ----------------------------------------------------------------        ----------------------
Thomas H. O'Leary                                                                34,500
  Chairman of the Board, President and Chief Executive Officer
  Burlington Resources Inc.
George E. Howison                                                                22,500
  President and Chief Executive Officer
  Meridian Oil Inc.;
  Senior Vice President and Chief Financial Officer,
  Burlington Resources Inc.
Bobby S. Shackouls                                                               12,000
  Executive Vice President and Chief Operating Officer
  Meridian Oil Inc.
L. Edward Parker                                                                  6,000
  Executive Vice President, Marketing
  Meridian Oil Inc.
John E. Hagale                                                                    6,000
  Executive Vice President and Chief Financial Officer
  Meridian Oil Inc.
Executive Officer Group                                                         102,200
Non-Executive Officer                                                              0
  Director Group
Non-Executive Officer                                                           300,200
  Employee Group

                              STOCKHOLDER PROPOSAL

     Mr. William F. Jebb and Ms. Wynona B. Jebb, 2545 Ramsgate Terrace, Colorado Springs, Colorado 80919, have stated that they intend to present the following resolution at the Annual Meeting. In accordance with applicable proxy regulations, the proposed resolution and supporting statement, for which the Board of Directors and the Company accept no responsibility, are set forth below.

PROPOSED RESOLUTION AND STATEMENT OF SECURITY HOLDER IN SUPPORT OF PROPOSED RESOLUTION

     I am very concerned with the total compensation of our top executives and the lack of stockholder input to the process. Accordingly, I believe the following should be placed before the stockholders.

     Where as the excessive compensation paid to top executives reflect poorly on the corporation and ultimately reduce the stockholder equity. It is recommended to the Board of Directors that the total compensation be limited to twenty (20) times the average pay of non exempted employees or ten (10) times the average pay of exempted employees whichever is less.

     This proposal shall be voted on at the next stockholders meeting.

BOARD OF DIRECTORS STATEMENT RECOMMENDING A VOTE AGAINST THIS RESOLUTION

     The Board of Directors believes that adoption of this proposal would not be in the best interests of the Company. The Company's executive compensation program is reviewed and approved by the Compensation and Nominating Committee, which consists entirely of outside Directors. The Committee's philosophy and objectives with respect to executive compensation are described in the Committee's Report on Executive Compensation, which begins on page 6 of this Proxy Statement. Key elements of this philosophy are to pay base salaries which are approximately at the median when compared to the Company's competitors and to establish incentive compensation plans which deliver pay commensurate with the Company's performance and to reward executives when the Company's shareholders receive an above-average return on their investment over the long term. As a result, total compensation of the Company's executive officers is highly dependent on the Company's performance and the performance of the Company's Common Stock.

     The Compensation and Nominating Committee believes that overall compensation of the Company's executive officers is competitive in the energy industry and a cap on executive compensation could prevent or restrict the Company from attracting and retaining the best people to manage the Company, particularly since other companies with which the Company competes for executives are not subject to such a pay cap.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS
RESOLUTION.

                                    AUDITORS

     The Board of Directors has appointed Coopers & Lybrand as independent public accountants for the year ending December 31, 1994.

     Representatives of Coopers & Lybrand will be present at the Annual Meeting of Stockholders with the opportunity to make a statement and to respond to appropriate questions.

                            EXPENSES OF SOLICITATION

     The expenses of preparing and mailing this Proxy Statement and the accompanying form of proxy and the cost of solicitation of proxies on behalf of the management will be borne by the Company. In addition, D. F. King & Co. has been retained to aid in the solicitation at an estimated fee of $10,000. Proxies may be solicited by personal interview, mail and telephone. Brokerage houses, other custodians and nominees will be asked whether other persons are beneficial owners of the shares which they hold of record and, if so, they will be supplied with additional copies of the proxy materials for distribution to such beneficial owners. The Company will reimburse parties holding stock in their names or in the names of their nominees for their reasonable expenses in sending proxy material to their principals.

                                 OTHER MATTERS

     The management knows of no other matters which are likely to be brought before the meeting. However, if any other matters, not now known or determined, come before the meeting, the persons named in the enclosed form of proxy or their substitutes will vote such proxy in accordance with their judgment in such matters.

                                 ANNUAL REPORT

     A copy of the Company's 1993 Annual Report to Stockholders is being mailed with this Proxy Statement to each stockholder of record. Stockholders not receiving a copy of such Annual Report may obtain one by writing or calling Ms. Leslie S. Leland, Corporate Secretary, Burlington Resources Inc., 999 Third Avenue, Seattle, Washington 98104-4097, telephone (206) 467-3838.

                      SUBMISSION OF STOCKHOLDER PROPOSALS
                          FOR THE 1995 ANNUAL MEETING

     Stockholder proposals for inclusion in the Proxy Statement to be issued in connection with the 1995 Annual Meeting of Stockholders must be mailed to Corporate Secretary, Burlington Resources Inc., 5051 Westheimer, Suite 1400, Houston, Texas 77056, and must be received by the Corporate Secretary on or before October 20, 1994.

                                      By Order of the Board of Directors

                                      LESLIE S. LELAND
                                      Corporate Secretary

                                                                       EXHIBIT A

                         1993 BURLINGTON RESOURCES INC.

                              STOCK INCENTIVE PLAN

                              SECTION 1.  PURPOSE

     The purpose of the 1993 Burlington Resources Inc. Stock Incentive Plan (the "Plan") is to promote the interests of Burlington Resources Inc. (the "Company") and its stockholders by strengthening the Company's ability to attract and retain officers and key employees in the employ of the Company and its subsidiaries by furnishing suitable recognition of their ability and industry which contributed materially to the success of the Company and to align the interests and efforts of the Company's officers and key employees to the long term interests of the Company's stockholders. The Plan provides for the grant of stock options, stock appreciation rights, limited stock appreciation rights, restricted stock and stock purchase rights in accordance with the terms and conditions set forth below.

                            SECTION 2.  DEFINITIONS

     Unless otherwise required by the context, the following terms when used in the Plan shall have the meanings set forth in this Section 2:

2.1  BENEFICIARY

     The person or persons designated by the Participant pursuant to Section 6.4(f) to whom payments are to be paid pursuant to the terms of the Plan in the event of the Participant's death.

2.2  BOARD OF DIRECTORS

     The Board of Directors of the Company.

2.3  BONUS

     The annual incentive award paid by the Company or any Subsidiary under its Incentive Compensation Plan or any successor or similar plans during any calendar year to any employee thereof, including officers and directors of the Company who are full-time, salaried employees, in recognition of performance of services to the Company or its Subsidiaries.

2.4  CAUSE

     The Company may terminate the Participant's employment for Cause. A termination for Cause is a termination evidenced by a resolution adopted in good faith by two-thirds ( 2/3) of the Board of Directors that the Participant (a) willfully and continually failed to substantially perform the Participant's duties with the Company (other than a failure resulting from the Participant's incapacity due to physical or mental illness), which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance was delivered to the Participant specifying the manner in which the Participant failed to substantially perform or (b) willfully engaged in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise; provided, however, that no termination of the Participant's employment shall be for Cause as set forth in clause (b) above until (i) there shall have been delivered to the Participant a copy of a written notice setting forth that the Participant was guilty of the conduct set forth in clause (b) above and specifying the particulars thereof in detail and (ii) the Participant shall have been provided an opportunity to be heard by the Board of Directors (with the assistance of the Participant's counsel if the Participant so desires). No act, or failure to act, on the Participant's part shall be considered "willful" unless the Participant has acted, or failed to act, with an absence of good faith and without a reasonable belief that the Participant's action or failure to act was in the best interest of the Company. Notwithstanding anything contained in the Plan to the contrary, no failure to perform by the Participant after notice of termination is given by the Participant shall constitute Cause.

2.5  CHANGE IN CONTROL

     As used in the Plan, a Change in Control shall be deemed to occur (a) if any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange
Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then-outstanding securities, (b) upon the first purchase of the Common Stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company), (c) upon the approval by the Company's stockholders of a merger or consolidation, a sale or disposition of all or substantially all the Company's assets or a plan of liquidation or dissolution of the Company, or (d) if, during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election or nomination for the election by the Company's stockholders of each new director was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who were directors at the beginning of the period.

2.6  CODE

     The Internal Revenue Code of 1986, as amended and in effect from time to time, and the temporary or final regulations of the Secretary of the U.S. Treasury adopted pursuant thereto.

2.7  COMMON STOCK

     The Common Stock of the Company, $.01 par value per share, or such other class of shares or other securities as may be applicable pursuant to the provisions of Section 5.

2.8  EXCHANGE ACT

     The Securities Exchange Act of 1934, as amended.

2.9  FAIR MARKET VALUE

     As applied to a specific date, the mean between the highest and lowest quoted selling prices at which Common Stock was sold on such date as reported in the NYSE-Composite Transactions by The Wall Street Journal on such date or, if no Common Stock was traded on such date, on the next preceding day on which Common Stock was so traded. Notwithstanding the foregoing, upon the exercise,

          (a) during the thirty (30) day period following a Change in Control, of a stock appreciation right or of a limited stock appreciation right granted in connection with a Nonqualified Option more than six (6) months prior to a Change in Control or

          (b) during the seven (7) month period following a Change in Control, of a stock appreciation right or of a limited stock appreciation right granted in connection with a Nonqualified Option to an Insider Participant less than six (6) months prior to a Change in Control,

Fair Market Value on the date of exercise shall be deemed to be the greater of
(i) the highest price per share of Common Stock as reported in the NYSE-Composite Transactions by The Wall Street Journal during the sixty (60) day period ending on the day preceding the date of exercise of the stock appreciation right or the limited stock appreciation right, as the case may be, and (ii) if the Change in Control is one described in clause (b) or (c) of
Section 2.5, the highest price per share paid for Common Stock in connection with such Change in Control.

2.10  GOOD REASON

     The occurrence of any of the following events or conditions:

          (a) a change in the Participant's status, title, position or responsibilities (including reporting responsibilities) which, in the Participant's reasonable judgment, represents a substantial reduction of the status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Participant of any duties or responsibilities which, in the Participant's reasonable judgment, are inconsistent with such status, title, position or responsibilities; or any removal of the Participant from or failure to reappoint or reelect the Participant to any of such positions, except in connection with the termination of the Participant's employment for Cause, for Permanent Disability or as a result of his or her death, or by the Participant other than for Good Reason;

          (b) a reduction in the Participant's annual base salary;

          (c) the Company's requiring the Participant (without the consent of the Participant) to be based at any place outside a thirty-five (35) mile radius of his or her place of employment prior to a Change in Control, except for reasonably required travel on the Company's business which is not materially greater than such travel requirements prior to the Change in Control;

          (d) the failure by the Company to (i) continue in effect any material compensation or benefit plan in which the Participant was participating at the time of the Change in Control, including, but not limited to, the Plan, the Burlington Resources Inc. Pension Plan, the Burlington Resources Inc. Supplemental Benefits Plan, the Burlington Resources Inc. Incentive Compensation Plan, the Burlington Resources Inc. Deferred Compensation Plan, and the Burlington Resources Inc. Retirement Savings Plan, or (ii) provide the Participant with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program and practice as in effect immediately prior to the Change in Control (or as in effect following the Change in Control, if greater);

          (e) any material breach by the Company of any provision of the Plan;
     or

          (f) any purported termination of the Participant's employment for Cause by the Company which does not otherwise comply with the terms of the Plan.

2.11  INCENTIVE STOCK OPTION

     An option intended to meet the requirements of an Incentive Stock Option as defined in Section 422 of the Code, as in effect at the time of grant of such option, or any statutory provision that may hereafter replace such Section.

2.12  INSIDER PARTICIPANT

     Any person who is selected by the Plan Administrator to receive options, stock appreciation rights, limited stock appreciation rights, Restricted Stock and/or Stock Purchase Rights hereunder and who is subject to the requirements of
Section 16 of the Exchange Act, and the rules and regulations issued thereunder.

2.13  MAXIMUM ANNUAL EMPLOYEE GRANT

     The Maximum Annual Employee Grant set forth in Section 6.1.

2.14  NONQUALIFIED OPTION

     An option not intended to meet the requirements of an Incentive Stock
Option.

2.15  OPTION PRICE

     The price per share of Common Stock at which each option is exercisable.

2.16  PARTICIPANT

     An eligible employee to whom an option, stock appreciation right, limited stock appreciation right, Restricted Stock or Stock Purchase Right is granted under the Plan as set forth in Section 4.

2.17  PERFORMANCE SHARE UNIT

     A Performance Share Unit awarded under the Performance Unit Plan, which has become payable under the Performance Unit Plan.

2.18  PERFORMANCE UNIT PLAN

     The Company's 1992 Performance Share Unit Plan or any successor or similar plans.

2.19  PERMANENT DISABILITY

     A Participant shall be deemed to have a Permanent Disability for purposes of the Plan if the Chief Executive Officer of the Company shall find upon the basis of medical evidence satisfactory to the Chief Executive Officer that the Participant is totally disabled, whether due to a physical or mental condition, so as to be prevented from engaging in further employment by the Company or any Subsidiary, and that such disability will be permanent and continuous during the remainder of the Participant's life; provided, however, that for officers and directors of the Company who are subject to Section 16 of the Exchange Act, such determination shall be made by the Plan Administrator.

2.20  PLAN ADMINISTRATOR

     The Board of Directors or the committee appointed and/or authorized pursuant to Section 3 to administer the Plan.

2.21  PURCHASE DATE

     For any Stock Purchase Right, a date within thirty (30) days after the date any Bonus is paid or any Performance Share Unit becomes payable, which date shall be the only date on which such Stock Purchase Right may be exercised.

2.22  RESTRICTED STOCK

     Common Stock granted under the Plan that is subject to the requirements of
Section 9 and such other restrictions as the Plan Administrator deems appropriate.

2.23  RULE 16B-3

     Rule 16b-3 of the General Rules and Regulations under the Exchange Act.

2.24  STOCK PURCHASE PRICE

     The price per share of Common Stock acquired upon exercise of a Stock Purchase Right as determined by the Plan Administrator, which price shall not be less than seventy-five percent (75%) of the Fair Market Value of a share of Common Stock on the Purchase Date.

2.25  STOCK PURCHASE RIGHT

     A right to purchase Common Stock granted under the Plan.

2.26  SUBSIDIARY

     An entity that is designated by the Plan Administrator as a subsidiary for purposes of the Plan and that is a corporation (or other form of business association that is treated as a corporation for tax purposes) of which shares (or other ownership interests) having more than fifty percent (50%) of the voting power are owned or controlled, directly or indirectly, by the Company so as to qualify as a "subsidiary corporation" (within the meaning of Section 424(f) of the Code).

                           SECTION 3.  ADMINISTRATION

     3.1 The Plan shall be administered by the Board of Directors or, in the event the Board of Directors shall appoint and/or authorize a committee or committees to administer the Plan, by such committee or committees. The administrator of the Plan shall hereinafter be referred to as the "Plan Administrator."

     In the event a member of the Board of Directors (or the committee) may be eligible, subject to the restrictions set forth in Section 4, to participate in or receive or hold options, stock appreciation rights, limited stock appreciation rights, Restricted Stock and/or Stock Purchase Rights under the Plan, no member of the Board of Directors or the committee shall vote with respect to the granting of options, stock appreciation rights, limited stock appreciation rights, Restricted Stock and/or Stock Purchase Rights hereunder to himself or herself, as the case may be, and, if state corporate law does not permit a committee to grant options, stock appreciation rights, limited stock appreciation rights, Restricted Stock and Stock Purchase Rights to directors, then any option, stock appreciation right, limited stock appreciation right, Restricted Stock or Stock Purchase Right granted under the Plan to a director for his or her services as such shall be approved by the full Board of Directors.

     The members of any committee serving as Plan Administrator shall be appointed by the Board of Directors for such term as the Board of Directors may determine. The Board of Directors may from time to time remove members from, or add members to, the committee. Vacancies on the committee, however caused, may be filled by the Board of Directors.

     With respect to grants made under the Plan to officers and directors of the Company who are subject to Section 16 of the Exchange Act, the Plan Administrator shall be constituted at all times so as to meet the requirements of Rule 16b-3 so long as any of the Company's equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act.

     3.2 Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have full authority to construe and interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, to select persons eligible to participate in the Plan, to grant options, stock appreciation rights, limited stock appreciation rights, Restricted Stock and Stock Purchase Rights thereunder, to administer the Plan, to make recommendations to the Board of Directors, to take all such steps and make all such determinations in connection with the Plan and the options, stock appreciation rights, limited stock appreciation rights, Restricted Stock and Stock Purchase Rights granted thereunder as it may deem necessary or advisable, which determination shall be final and binding upon all Participants, so long as such interpretation and construction with respect to Incentive Stock Options correspond to the requirements of Section 422 of the Code. The Plan Administrator shall cause the Company at its expense to take any action related to the Plan which may be required or necessary to comply with the provisions of any federal or state law or any regulations issued thereunder.

     3.3 Each member of any committee acting as Plan Administrator, while serving as such, shall be considered to be acting in his or her capacity as a director of the Company. Members of the Board of Directors and members of any committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.

     3.4 The fact that a member of the Board of Directors is, or shall theretofore have been or thereafter may be, a person who has received or is eligible to receive an option, stock appreciation right, limited stock appreciation right, Restricted Stock and/or Stock Purchase Right shall not disqualify him or her from taking part in and voting at any time as a member of the Board of Directors in favor of or against any amendment or repeal of the Plan.

                             SECTION 4. ELIGIBILITY

     To be eligible for selection by the Plan Administrator to receive a grant of an option, stock appreciation right, limited stock appreciation right, Restricted Stock or Stock Purchase Right under the Plan, an individual must be an officer or a key employee of the Company, or of any Subsidiary, as of the date on which the Plan Administrator grants to such individual such option, stock appreciation right, limited stock appreciation right, Restricted Stock or Stock Purchase Right and a person who, in the judgment of the Plan Administrator, holds a position of responsibility and is able to contribute substantially to the Company's continued success.

                    SECTION 5. SHARES AVAILABLE FOR THE PLAN

     5.1 Subject to Section 5.3, the maximum number of shares for which options, stock appreciation rights, limited stock appreciation rights, Restricted Stock and Stock Purchase Rights may at any time be granted under the Plan is ten million (10,000,000) shares of Common Stock, all such shares to be held in the Company's treasury or out of the authorized but unissued shares of the Company, or partly out of each, as shall be determined by the Board of Directors. Upon (a) the expiration or termination in whole or in part of unexercised options, stock appreciation rights, limited stock appreciation rights and Stock Purchase Rights or the surrender of an option, or portion thereof, upon exercise of a related stock appreciation right for cash or of a limited stock appreciation right or (b) to the extent permissible under Rule 16b-3, the forfeiture of Restricted Stock, shares of Common Stock which were subject thereto shall again be available for grants of options, stock appreciation rights, limited stock appreciation rights, Restricted Stock and Stock Purchase Rights under the Plan.

     5.2 Notwithstanding the foregoing, and subject to Section 5.3, the number of shares for which Restricted Stock may be granted pursuant to Section 9 of the Plan may not exceed one million (1,000,000) shares of Common Stock and the number of shares which may issued upon exercise of Stock Purchase Rights granted under Section 10 of the Plan may not exceed two million (2,000,000) shares of Common Stock.

     5.3 In the event of a recapitalization, stock split, stock dividend, exchange of shares, merger, reorganization, change in corporate structure or shares of the Company or similar event, the Board of Directors, upon the recommendation of the Plan Administrator, may make appropriate adjustments in the number of shares authorized for the Plan, the Maximum Annual Employee Grant and, with respect to outstanding options, stock appreciation rights, limited stock appreciation rights, Restricted Stock and Stock Purchase Rights, the Plan Administrator may make appropriate adjustments in the number of shares and the Option Price or Stock Purchase Price.

                            SECTION 6. STOCK OPTIONS

     6.1 Options may be granted to eligible employees in such number and at such times during the term of the Plan as the Plan Administrator shall determine, the Plan Administrator taking into account the duties of the respective employees, their present and potential contributions to the success of the Company, and such other factors as the Plan Administrator shall deem relevant in accomplishing the purposes of the Plan; provided, that the maximum number of shares with respect to which an option or options may be granted to any eligible employee in any one year will not exceed five hundred thousand (500,000) shares (the "Maximum Annual Employee Grant"). The granting of an option shall take place when the Plan Administrator by resolution, written consent or other appropriate action determines to grant such an option to a particular Participant at a particular price. Each option shall be evidenced by a written instrument delivered by or on behalf of the Company containing provisions not inconsistent with the Plan.

     6.2 An option granted under the Plan may be either an Incentive Stock Option or a Nonqualified Option.

     6.3 Each provision of the Plan and each Incentive Stock Option granted thereunder shall be construed so that each such option shall qualify as an Incentive Stock Option, and any provision thereof that cannot be so construed shall be disregarded, unless the Participant agrees otherwise. The total number of shares which may be purchased upon the exercise of Incentive Stock Options granted under the Plan shall not exceed the total specified in Section 5.1. Incentive Stock Options, in addition to complying with the other provisions of the Plan relating to options generally, shall be subject to the following conditions:

          (a) A Participant must not, immediately before an Incentive Stock Option is granted, own stock representing more than ten percent (10%) of the voting power or value of all classes of stock of the Company or a Subsidiary. This requirement is waived if (i) the Option Price of the Incentive Stock Option to be granted is at least one hundred ten percent (110%) of the Fair Market Value of the stock subject to the option, determined at the time the option is granted, and (ii) the option is not exercisable more than five (5) years from the date the option is granted.

          (b) To the extent that the aggregate Fair Market Value (determined at the time of the grant of the option) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year exceeds One Hundred Thousand Dollars ($100,000), such options shall be treated as Nonqualified Options.

          (c) Any other terms and conditions which the Plan Administrator determines, upon advice of counsel, must be imposed for the option to be an Incentive Stock Option.

     6.4 Except as otherwise provided in Section 6.3, all Incentive Stock Options and Nonqualified Options under the Plan shall be granted subject to the following terms and conditions:

     (a) OPTION PRICE

     The Option Price shall be determined by the Plan Administrator at the time of grant, but shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date the option is granted.

     (b) DURATION OF OPTIONS

     Options shall be exercisable at such time and under such conditions as set forth in the option grant, but in no event shall any Incentive Stock Option be exercisable subsequent to the day before the tenth anniversary of the date on which the option is granted, nor shall any other option be exercisable later than the tenth anniversary of the date of its grant.

     (c) EXERCISE OF OPTIONS

     Subject to Section 6.4(j), an optionee may not exercise an option until he or she has completed one (1) year of continuous employment with the Company or one of its Subsidiaries from and including the date on which the option is granted, or such longer period as the Plan Administrator may determine in a particular case. This requirement is waived in the event of death or Permanent Disability of an optionee before such period of continuous employment is completed. Thereafter, shares of Common Stock covered by an option may be purchased at one time or in such installments during the option period as may be provided in the option grant. Any shares not purchased on the applicable installment date may be purchased at one time or in such installments over the balance of the option period as may be provided in the option grant. To the extent that the right to purchase shares has accrued thereunder, options may be exercised from time to time by written notice to the Company setting the number of shares with respect to which the option is being exercised.

     (d) PAYMENT

     The purchase price of shares purchased under options shall be paid in full to the Company upon the exercise of the option by delivery of consideration equal to the product of the Option Price and the number of shares purchased. Such consideration may be either (i) in cash or (ii) at the discretion of the Plan Administrator, in Common Stock already owned by the Participant for at least six (6) months, or any combination of cash and Common Stock. The Fair Market Value of such Common Stock as delivered shall be valued as of the day prior to delivery. The Plan Administrator can determine at the time the option is granted that additional forms of payment will be permitted. To the extent permitted by the Plan Administrator and applicable laws and regulations (including, but not limited to, federal tax and securities laws and regulations and state corporate law), an option may also be exercised by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the purchase price of shares purchased under the option. If specifically authorized in the option grant, shares of Common Stock with a Fair Market Value equal to all or a portion of the purchase price of shares purchased under options may be withheld from the shares issuable to the Participant upon the exercise of the option. The Fair Market Value of such Common Stock as is withheld shall be valued as of the day prior to exercise of the option. In the event an option grant to an Insider Participant provides that the purchase price of shares purchased under options may be paid in whole or in part by having shares with a Fair Market Value equal to all or a portion of the purchase price withheld from the shares issuable to the optionee upon the exercise of the option, the following restrictions shall apply. To the extent required for compliance with Rule 16b-3, the withholding of shares issuable upon the exercise of an option to pay the purchase price of shares acquired upon exercise of an option by an Insider Participant must be approved by the Plan Administrator and must be made (x) pursuant to an irrevocable election made six (6) months in advance of the transaction, (y) during the period beginning on the third business day following the date of release for publication of the quarterly or annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date, or (z) otherwise in accordance with Rule 16b-3 and interpretations thereunder.

     (e) RESTRICTIONS

     The Plan Administrator shall determine and reflect in the option grant, with respect to each option, the nature and extent of the restrictions, if any, to be imposed on the shares of Common Stock which may be purchased thereunder, including, but not limited to, restrictions on the transferability of such shares acquired through the exercise of such options for such periods as the Plan Administrator may determine and, further, that in the event a Participant's employment by the Company or a Subsidiary terminates during the period in which such shares are nontransferable, the Participant shall be required to sell such shares back to the Company at such prices as the Plan Administrator may specify in the option.

     (f) NONTRANSFERABILITY OF OPTIONS

     During a Participant's lifetime, an option may be exercisable only by the Participant and options granted under the Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by applicable law and Rule 16b-3, the Plan Administrator may permit a recipient of a Nonqualified Option to (i) designate in writing during the Participant's lifetime a Beneficiary to receive and exercise the Participant's Nonqualified Options in the event of such Participant's death (as provided in Section 6.4(i)) or (ii) transfer a Nonqualified Option. Any other attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under the Plan or of any right or privilege conferred thereby, contrary to the provisions of the Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, shall be null and void.

     (g) PURCHASE FOR INVESTMENT

     The Plan Administrator shall have the right to require that each Participant or other person who shall exercise an option under the Plan, and each person into whose name shares of Common Stock shall be issued pursuant to the exercise of an option, represent and agree that any and all shares of Common Stock purchased pursuant to such option are being purchased for investment only and not with a view to the distribution or resale thereof and that such shares will not be sold except in accordance with such restrictions or limitations as may be set forth in the option. This Section 6.4(g) shall be inoperative during any period of time when the Company has obtained all necessary or advisable approvals from governmental agencies and has completed all necessary or advisable registrations or other qualifications of shares of Common Stock as to which options may from time to time be granted as contemplated in Section 11.

     (h) TERMINATION OF EMPLOYMENT

     Upon the termination of a Participant's employment for any reason other than death, the Participant's option shall be exercisable only to the extent that it was then exercisable and, unless the term of the option expires sooner, such option shall expire according to the following schedule; provided, however, that the Plan Administrator may at any time determine in a particular case that specific limitations and restrictions under the Plan shall not apply:

        (i) Retirement

     The option shall expire, unless exercised, thirty-six (36) months after the Participant's retirement from the Company or any Subsidiary.

        (ii) Disability

          The option shall expire, unless exercised, thirty-six (36) months after the Participant's Permanent Disability.

          (iii) Termination With Approval

          The option shall expire, unless exercised, thirty-six (36) months after a Participant resigns or is terminated as an employee of the Company or any Subsidiary, unless the Chief Executive Officer of the Company shall have determined in a specific case that the option should terminate when the Participant's employment status ceases; provided, however, that for officers and directors who are subject to Section 16 of the Exchange Act, such determination shall be made by the Plan Administrator.

          (iv) Termination Following a Change in Control

          The option shall expire, unless exercised, within thirty-six (36) months of a Participant's termination of employment (other than a termination by the Company for Cause or a voluntary termination by the Participant other than for Good Reason) following a Change in Control, provided that said termination of employment occurs within two (2) years following a Change in Control.

          (v) All Other Terminations

          Except as provided in subparagraphs (iii) and (iv) above, the option shall expire upon termination of employment.

     Leaves of absence for such period and purposes conforming to the personnel policy of the Company or of its Subsidiaries, as applicable, shall not be deemed terminations or interruptions of employment.

     (i) DEATH OF PARTICIPANT

     Upon the death of a Participant, whether during the Participant's period of employment or during the thirty-six (36) month period referred to in Section 6.4(h)(i), (ii) and (iii), the option shall expire, unless the term of the option expires sooner, twelve (12) months after the date of the Participant's death, unless the option is exercised within such twelve (12) month period by the Participant's Beneficiary, legal representatives, estate or the person or persons to whom the Participant's option rights shall have passed by will or the laws of descent and distribution; provided, however, that the Plan Administrator may determine in a particular case that specific limitations and restrictions under the Plan shall not apply. Notwithstanding other Plan provisions pertaining to the times at which options may be exercised, no option shall continue to be exercisable, pursuant to Section 6.4(h) or this Section 6.4(i), at a time that would violate the maximum duration of Section 6.4(b).

     (j) CHANGE IN CONTROL

     Notwithstanding other Plan provisions pertaining to the times at which options may be exercised, all outstanding options, to the extent not then currently exercisable, shall become exercisable in full upon the occurrence of a Change in Control; provided, that the Plan Administrator may determine that such acceleration will not occur if it would render unavailable "pooling of interest" accounting treatment for any reorganization, merger or consolidation of the Company. In no event, however, shall any intended Incentive

Stock Option first become exercisable, pursuant to Section 6.4(c) or this
Section 6.4(j), without the consent of the Participant, if the result would be to cause such option, when granted, not to be treated as an Incentive Stock Option (whether by reason of the possible future violation of the annual limitation of Section 6.3(b) or otherwise).

     (k) RIGHTS AS STOCKHOLDER

     A Participant shall have none of the rights of a stockholder until the shares of Common Stock are issued to the Participant.

                      SECTION 7. STOCK APPRECIATION RIGHTS

     7.1 The Plan Administrator may grant stock appreciation rights to eligible employees in connection with any option granted under the Plan, either at the time of the grant of such option or at any time thereafter during the term of the option. Such stock appreciation rights shall cover the same shares covered by the options (or such lesser number of shares of Common Stock as the Plan Administrator may determine) and shall, except as provided in Section 7.3, be subject to the same terms and conditions as the related options and such further terms and conditions not inconsistent with the Plan as shall from time to time be determined by the Plan Administrator.

     7.2 Each stock appreciation right shall entitle the holder of the related option to surrender to the Company unexercised the related option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to the excess of the Fair Market Value of one (1) share of Common Stock on the date the right is exercised over the Option Price per share times the number of shares covered by the option, or portion thereof, which is surrendered. Payment shall be made in shares of Common Stock valued at Fair Market Value as of the date the right is exercised, or in cash, or partly in shares and partly in cash, at the discretion of the Plan Administrator; provided, however, that payment shall be made solely in cash with respect to a stock appreciation right which is exercised within seven (7) months following a Change in Control. Notwithstanding the foregoing and to the extent required for compliance with Rule 16b-3, a payment, in whole or in part, of cash upon exercise of a stock appreciation right held by an Insider Participant may be made only if the Plan Administrator approves such election to receive cash and the right is exercised
(a) during the period beginning on the third business day following the date of release for publication of the quarterly or annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date or (b) otherwise in accordance with the provisions of Rule 16b-3 and interpretations thereunder. Stock appreciation rights may be exercised from time to time upon actual receipt by the Company of written notice stating the number of shares of Common Stock with respect to which the stock appreciation right is being exercised. The value of any fractional shares shall be paid in cash.

     7.3  Stock appreciation rights are subject to the following restrictions:

          (a) Each stock appreciation right shall be exercisable at such time or times that the option to which it relates shall be exercisable or at such other times as the Plan Administrator may determine; provided, however, that stock appreciation rights granted to Insider Participants shall not be exercisable until the Participant shall have completed a six
     (6) month period of continuous employment with the Company or any Subsidiary immediately following the date on which the stock appreciation right is granted. In the event of death or Permanent Disability of a Participant during employment but before the Participant has completed such period of continuous employment, such stock appreciation right shall be exercisable only within the period specified in the related option. In the event of a Change in Control, the requirement that a Participant shall have completed a six (6) month period of continuous employment is waived with respect to a Participant who is employed by the Company at the time of the Change in Control but who, within the six (6) month period, voluntarily terminates employment for Good Reason or is terminated by the Company other than for Cause; provided, that the Plan Administrator may determine that such waiver will not occur if it would render unavailable "pooling of interest" accounting treatment for any reorganization, merger or consolidation of the Company. Notwithstanding the foregoing, a stock appreciation right may not be exercised for cash by an Insider Participant under any circumstances until the expiration of the six
     (6) month period following the date of grant.

          (b) Except in the event of a Change in Control, the Plan Administrator in its sole discretion may approve or deny in whole or in part a request to exercise a stock appreciation right. Denial or approval of such request shall not require a subsequent request to be similarly treated by the Plan Administrator.

          (c) The right of a Participant to exercise a stock appreciation right shall be canceled if and to the extent the related option is exercised. To the extent that a stock appreciation right is exercised, the related option shall be deemed to have been surrendered, unexercised and canceled.

          (d) A holder of stock appreciation rights shall have none of the rights of a stockholder until shares of Common Stock, if any, are issued to such holder pursuant to such holder's exercise of such rights.

          (e) The acquisition of Common Stock pursuant to the exercise of a stock appreciation right shall be subject to the same terms and conditions as would apply to the acquisition of Common Stock acquired upon acquisition of the related option, as set forth in Section 6.4.

                  SECTION 8. LIMITED STOCK APPRECIATION RIGHTS

     8.1 The Plan Administrator may grant limited stock appreciation rights to eligible employees in connection with any options granted under the Plan, either at the time of the grant of such option or at any time thereafter during the term of the option. Such limited stock appreciation rights shall cover the same shares covered by the options (or such lesser number of shares of Common Stock as the Plan Administrator may determine) and shall, except as provided in
Section 8.3, be subject to the same terms and conditions as the related options and such further terms and conditions not inconsistent with the Plan as shall from time to time be determined by the Plan Administrator.

     8.2 Each limited stock appreciation right shall entitle the holder of the related option to surrender to the Company the unexercised portion of the related option and to receive from the Company in exchange therefor an amount in cash equal to the excess of the Fair Market Value of one (1) share of Common Stock on the date the right is exercised over the Option Price per share times the number of shares covered by the option, or portion thereof, which is surrendered.

     8.3 Limited stock appreciation rights are subject to the following restrictions:

          (a) Each limited stock appreciation right shall be exercisable in full for a period of seven (7) months following the date of a Change in Control regardless of whether the holder is employed by the Company or any of its Subsidiaries on the date the right is exercised; provided, however, that limited stock appreciation rights may not be exercised under any circumstances by Insider Participants until the expiration of the six (6) month period following the date of grant. Limited stock appreciation rights shall be exercisable only to the same extent and subject to the same conditions as the options related thereto are exercisable, as provided in
     Section 6.4(j).

          (b) The right of a Participant to exercise a limited stock appreciation right shall be canceled if and to the extent the related option is exercised. To the extent that a limited stock appreciation right is exercised, the related option shall be deemed to have been surrendered, unexercised and canceled.

          (c) Limited stock appreciation rights shall not be exercisable if the event constituting the Change in Control is an event in which the consideration to be paid to the Company's stockholders consists solely of equity securities registered under Section 12 of the Exchange Act.

                          SECTION 9. RESTRICTED STOCK

     9.1 Restricted Stock may be granted to eligible employees in such number and at such times during the term of the Plan as the Plan Administrator shall determine, the Plan Administrator taking into account the duties of the respective Participants, their present and potential contributions to the success of the Company, and such other factors as the Plan Administrator shall deem relevant in accomplishing the purposes of the Plan. The granting of Restricted Stock shall take place when the Plan Administrator by resolution, written consent or other appropriate action determines to grant such Restricted Stock to a particular Participant. Each grant shall be evidenced by a written instrument delivered by or on behalf of the Company containing provisions not inconsistent with the Plan. The Participant receiving a grant of Restricted Stock shall be recorded as a stockholder of the Company and, subject to the provisions hereof, shall have all the rights of a stockholder with respect to such shares, including the right to vote the shares and receive all dividends or other distributions made or paid with respect to such shares; provided, however, that the shares themselves, and any new, additional or different shares or securities which the Participant may be entitled to receive with respect to such shares by virtue of a stock split or stock dividend or any other change in the corporate or capital structure of the Company, shall be subject to the restrictions hereinafter described.

     9.2 A grant of Restricted Stock shall entitle a Participant to receive, on the date or dates designated by the Plan Administrator, upon payment to the Company of consideration determined by the Plan Administrator, which consideration shall be at least equal to the par value of the Common Stock, in a manner determined by the Plan Administrator, the number of shares of Common Stock selected by the Plan Administrator. The Plan Administrator may require, under such terms and conditions as it deems appropriate or desirable, that the certificates for Restricted Stock delivered under the Plan may be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the Restriction Period (as defined in Section 9.3) expires or until restrictions thereon otherwise lapse, and may require, as a condition of any receipt of Restricted Stock, that the Participant shall have delivered a stock power endorsed in blank relating to the shares of Restricted Stock.

     9.3 During a period of years following the date of grant, as determined by the Plan Administrator, which shall in no event be less than one (1) year (the "Restriction Period"), the Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of by the recipient, except in the event of death or Permanent Disability, the Plan Administrator's waiver or modification of such restrictions in the agreement evidencing the grant of Restricted Stock or by resolution of the Plan Administrator adopted at any time.

     9.4 Except as provided in Section 9.5 or 9.6, if a Participant terminates employment with the Company for any reason before the expiration of the Restriction Period, all shares of Restricted Stock still subject to restriction shall be forfeited by the Participant to the Company. In addition, in the event of any attempt by the Participant to sell, exchange, transfer, pledge or otherwise dispose of shares of Restricted Stock in violation of the terms of the Plan, such shares shall be forfeited to the Company.

     9.5 The Restriction Period for any Participant shall be deemed to end and all restrictions on shares of Restricted Stock shall lapse upon the Participant's death or Permanent Disability or any termination of employment determined by the Plan Administrator to end the Restriction Period.

     9.6 The Restriction Period for any Participant shall be deemed to end and all restrictions on shares of Restricted Stock shall terminate immediately upon a Change in Control.

     9.7 When the restrictions imposed by Section 9.3 expire or otherwise lapse with respect to one (1) or more shares of Restricted Stock, the Company shall deliver to the Participant (or the Participant's legal representative, Beneficiary or heir) one (1) share of Common Stock for each share of Restricted Stock. At that time, the written instrument referred to in Section 9.1, as it relates to such shares, shall be terminated.

     9.8 Subject to Section 9.2, each Participant entitled to receive Restricted Stock under the Plan shall be issued a certificate for such shares. Such certificate shall be registered in the name of the Participant.

                       SECTION 10. STOCK PURCHASE RIGHTS

     10.1 The Plan Administrator may grant to any Participant Stock Purchase Rights that entitle a Participant to purchase, on the Purchase Date, up to the maximum number of shares of Common Stock authorized by Section 10.2 at the Stock Purchase Price; provided, however, that the Plan Administrator may provide that a Participant automatically and without any act on the Participant's part will be deemed to have exercised the Participant's Stock Purchase Right on the Purchase Date.

     10.2 The maximum number of shares of Common Stock subject to a Stock Purchase Right granted to any Participant in any Plan Year shall equal the number of shares that can be purchased on the Purchase Date at the Stock Purchase Price with the Participant's Bonus and/or the amount payable in respect of the Participant's Performance Share Units. A Stock Purchase Right granted to any Participant may cover a number of shares that is less than the maximum number permitted by this Section 10.2.

     10.3 All Stock Purchase Rights shall be granted in writing and shall express an offer by the Company to sell a number of shares of Common Stock, not to exceed the maximum number provided in Section 10.2, on the Purchase Date at the Stock Purchase Price.

     10.4 With respect to each Stock Purchase Right, the Plan Administrator shall determine and reflect in the grant of the Stock Purchase Right the nature and extent of the restrictions, if any, to be imposed in connection with the purchase of shares of Common Stock thereunder, including but not limited to, restrictions on the transferability of shares acquired through the exercise of such Stock Purchase Rights. Unless the written grant of a Stock Purchase Right provides otherwise, shares acquired upon exercise of a Stock Purchase Right for a Stock Purchase Price of less than one hundred percent (100%) of the Fair Market Value of Common Stock on the Purchase Date shall be issued as "SPR Restricted Stock" that shall be subject to a minimum Restriction Period of three years and such other conditions as the Plan Administrator may provide in the grant of such Stock Purchase Rights and shall otherwise be subject to the terms and conditions of Section 9. Notwithstanding the foregoing, the Restriction Period for any Participant shall be deemed to end and all restrictions on shares of SPR Restricted Stock shall lapse upon (i) a Participant's retirement, (ii) a determination by the Plan Administrator that the Participant has incurred a severe and unexpected financial hardship, (iii) a Change of Control or (iv) a Participant's termination of employment with the Company or a subsidiary.

     10.5 Common Stock shall be purchased by the exercise of Stock Purchase Rights granted hereunder. Stock Purchase Rights granted to any Participant shall be exercisable only on the Purchase Date for such Stock Purchase Right.

     10.6 A Stock Purchase Right may be exercised in whole or in part. To the extent a Participant does not purchase the maximum number of shares covered by a Stock Purchase Right on the Purchase Date, the Stock Purchase Right shall terminate.

     10.7 A Participant shall exercise a Stock Purchase Right by providing written notice to the Company on or before the Purchase Date on a form provided by the Company for such purpose. Notice to the Company of the exercise of a Stock Purchase Right shall be irrevocable and shall specify the number of shares, subject to the maximum specified in the grant of the Stock Purchase Right, to be purchased by the Participant on the Purchase Date. The Company shall treat such notice by a Participant as a binding commitment to deliver to the Company as soon as practicable following the Purchase Date the Stock Purchase Price for the number of shares specified in the notice. The Stock Purchase Price shall be paid in full to the Company solely in cash.

     10.8 Except as provided in this Section 10.8, as soon as administratively feasible after the Purchase Date, certificates representing the shares of Common Stock purchased by the Participant shall be issued in the Participant's name and sent to the Participant unless such shares are issued as SPR Restricted Stock.

     10.9 Except as provided in Section 10.10, a Participant shall be ineligible to exercise a Stock Purchase Right unless the Participant is an employee of the Company or a Subsidiary on the Purchase Date for such Stock Purchase Right.

     10.10 A Participant (or the Participant's legal representative in the case of his or her death) who has received a Bonus or who holds a Performance Share Unit but who retires, dies, or suffers a Permanent Disability after December 31st of the year for which the Bonus was granted or after the Performance Share Unit became payable but before the Purchase Date, shall be entitled to exercise his or her Stock Purchase Rights in respect of such Bonus or Performance Share Unit on the Purchase Date.

                  SECTION 11. REGULATORY APPROVALS AND LISTING

     11.1 The Company shall not be required to issue any certificate for shares of Common Stock upon the exercise of an option, stock appreciation right or Stock Purchase Right granted under the Plan prior to:

          (a) the obtaining of any approval or ruling from the Securities and Exchange Commission, the Internal Revenue Service or any other governmental agency which the Company, in its sole discretion, shall determine to be necessary or advisable;

          (b) the listing of such shares on any stock exchange on which the Common Stock may then be listed; or

          (c) the completion of any registration or other qualification of such shares under any federal or state laws, rulings or regulations of any governmental body which the Company, in its sole discretion, shall determine to be necessary or advisable.

     11.2 All certificates for shares delivered pursuant to Section 9.8 in respect of Restricted Stock awards or pursuant to Section 10.8 in respect of the exercise of Stock Purchase Rights shall be subject to such stop-transfer orders and other restrictions as the Plan Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which Common Stock is then listed and any applicable federal or state securities laws, and the Plan Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The foregoing provisions of this
Section 11.2 shall not be effective if and to the extent that the shares of Common Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act of 1933, as amended, or if and so long as the Plan Administrator determines that application of such provisions is no longer required or desirable. In making such determination, the Plan Administrator may rely upon an opinion of counsel for the Company.

                SECTION 12. EFFECTIVE DATE AND TERM OF THE PLAN

     The Plan shall be dated as of December 8, 1993 and shall be effective upon adoption by the Board of Directors, but the Plan shall be void unless it is approved by the Company's stockholders within the earlier of the date of the Company's next annual meeting of stockholders and twelve (12) months after the date the Plan is adopted by the Board of Directors. Subject to the foregoing condition, options, stock appreciation rights, limited stock appreciation rights, Restricted Stock and Stock Purchase Rights may be granted pursuant to the Plan from time to time within the period commencing upon adoption of the Plan by the Board of Directors and ending ten (10) years after the earlier of such adoption and the approval of the Plan by the stockholders. Options, stock appreciation rights, limited stock appreciation rights, Restricted Stock and Stock Purchase Rights theretofore granted may extend beyond that date, and the terms and conditions of the Plan shall continue to apply thereto and to shares of Common Stock acquired thereunder. To the extent required for compliance with Rule 16b-3, shares of Common Stock underlying options, stock appreciation rights or Stock Purchase Rights and shares of Restricted Stock granted subject to subsequent stockholder approval of the Plan to Insider Participants may not be sold until a date at least six (6) months after the date such stockholder approval is obtained, and stock appreciation rights that are granted subject to stockholder approval of the Plan to Insider Participants may not be exercised for cash until a date at least six (6) months after the date such stockholder approval is obtained.

                         SECTION 13. GENERAL PROVISIONS

     13.1 Nothing contained in the Plan, or in any option, stock appreciation right, limited stock appreciation right, Restricted Stock or Stock Purchase Right granted pursuant to the Plan, shall confer upon any employee any right with respect to continuance of employment by the Company or a Subsidiary, or interfere in any way with the right of the Company or a Subsidiary to terminate the employment of such employee at any time with or without assigning any reason therefor.

     13.2 Grants, vesting or payment of options, stock appreciation rights, limited stock appreciation rights, Restricted Stock or Stock Purchase Rights shall not be considered as part of a Participant's salary or used for the calculation of any other pay, allowance, pension or other benefit unless otherwise permitted by other benefit plans provided by the Company or a Subsidiary, or required by law or by contractual obligations of the Company or a Subsidiary.

     13.3 The right of a Participant or Beneficiary to the payment of any compensation under the Plan may not be assigned, transferred, pledged or encumbered, nor shall such right or other interests be subject to attachment, garnishment, execution or other legal process.

     13.4 Leaves of absence for such periods and purposes conforming to the personnel policy of the Company or a Subsidiary, as applicable, shall not be deemed terminations or interruptions of employment. The foregoing notwithstanding, with respect to Incentive Stock Options, employment shall not be deemed to continue beyond the first ninety (90) days of such leave unless the Participant's reemployment rights are guaranteed by statute or contract.

     13.5 Subject to Section 6.4(h) in the event a Participant is transferred from the Company to a Subsidiary, or vice versa, or is promoted or given different responsibilities, the options, stock appreciation rights, limited stock appreciation rights, Restricted Stock and/or Stock Purchase Rights granted to the Participant prior to such date shall not be affected.

     13.6 The Plan shall be construed and governed in accordance with the laws of the State of Washington, except that it shall be construed and governed in accordance with applicable federal law in the event that such federal law preempts state law.

     13.7 Appropriate provision shall be made for all taxes required to be withheld in connection with the exercise, grant or other taxable event with respect to options, stock appreciation rights, limited stock appreciation rights, Restricted Stock and Stock Purchase Rights under the applicable laws or regulations of any governmental authority, whether federal, state or local and whether domestic or foreign. Unless otherwise provided in the option grant, a Participant is permitted to deliver shares of Common Stock (including shares acquired pursuant to the exercise of an option or Stock Purchase Right other than the option or Stock Purchase Right currently being exercised, to the extent permitted by applicable regulations) for payment of withholding taxes on the exercise of an option, stock appreciation right or Stock Purchase Right or upon the vesting of the Restricted Stock. The Fair Market Value of such Common Stock as delivered shall be valued as of the day prior to delivery. At the election of the Plan Administrator or, subject to approval of the Plan Administrator at its sole discretion, at the election of a Participant, shares of Common Stock may be withheld from the shares issuable to the optionee upon exercise of an option, stock appreciation right or Stock Purchase Right or upon the vesting of the Restricted Stock to satisfy tax withholding obligations. The Fair Market Value of such Common Stock as is withheld shall be valued as of the day prior to exercise of the option, stock appreciation right or Stock Purchase Right or the vesting of the Restricted Stock. The withholding of shares to pay tax obligations in connection with the exercise of an option, stock appreciation right or Stock Purchase Right or the vesting of the Restricted Stock by an Insider Participant must be approved by the Plan Administrator and must occur
(i) pursuant to an irrevocable election made six (6) months in advance of the transaction, (ii) during the period beginning on the third business day following the date of release for publication of the quarterly or annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date, or (iii) otherwise in accordance with the provisions of Rule 16b-3 and interpretations thereunder. In the event Rule 16b-3 is amended or interpreted to permit shares to be withheld to pay tax withholding obligations outside of the periods described in clause (i) or (ii) of the preceding sentence, or without Plan Administrator approval, the Plan Administrator may determine that such provisions shall no longer apply to Insider Participants.

     Tax advice should be obtained by the Participant prior to the Participant's
(a) entering into any transaction under or with respect to the Plan, (b) designating or choosing the time of distributions under the Plan, or (c) disposing of any shares of Common Stock issued under the Plan.

        SECTION 14. AMENDMENT, TERMINATION OR DISCONTINUANCE OF THE PLAN

     14.1 Subject to the Board of Directors and Section 14.2, the Plan Administrator may from time to time make such amendments to the Plan as it may deem proper and in the best interest of the Company without further approval of the stockholders of the Company, including, but not limited to, any amendment necessary to ensure that the Company may obtain any regulatory approval referred to in Section 11; provided, however, that no change in any option, stock appreciation right, limited stock appreciation right, Restricted Stock or Stock Purchase Right therefore granted may be made without the consent of the Participant which would impair the right of the Participant to acquire or retain Common Stock or cash that the Participant may have acquired as a result of the Plan.

     14.2 To the extent required for compliance with applicable law or regulation, including Rule 16b-3, the Plan Administrator and the Board of Directors may not amend the Plan without the approval of the stockholders of the Company, including any amendment which would (a) materially increase the number of securities that may be issued under the Plan to Insider Participants; (b) materially modify the requirements as to eligibility for participation in the Plan to add a class of Insider Participants; or (c) otherwise materially increase the benefits accruing under the Plan to Insider Participants; provided, however, that any increase in the number of shares available under the Plan for grant as Incentive Stock Options and any change in the designation of the group of employees eligible to receive Incentive Stock Options under the Plan shall be subject to stockholder approval in accordance with Section 422 of the Code.

     14.3 The Board of Directors may at any time suspend the operation of or terminate the Plan with respect to any shares of Common Stock or rights not at the time subject to any option, stock appreciation right, limited stock appreciation right, Stock Purchase Right or grant of Restricted Stock.

                   SECTION 15. SALES BY INSIDER PARTICIPANTS

     Except in the case of sales by an executor or administrator of the estate of a deceased Participant, if an Insider Participant disposes of shares of Common Stock acquired by such Participant upon exercise of an option, stock appreciation right, Stock Purchase Right or the grant of Restricted Stock within six (6) months after the date the option, stock appreciation right, Restricted Stock or Stock Purchase Right was granted, the grant of such option, stock appreciation right, Restricted Stock or Stock Purchase Right will be deemed a nonexempt matchable purchase for purposes of Section 16(b) as of the date of grant.

                     SECTION 16. COMPLIANCE WITH RULE 16B-3

     It is the intention of the Company that, so long as any of the Company's equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, the Plan shall comply in all respects with Rule 16b-3 and, if any Plan provision is later found not to be in compliance with such Section, that provision shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3. Notwithstanding anything in the Plan to the contrary, the Board of Directors, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Insider Participants without so restricting, limiting or conditioning the Plan with respect to other Participants.

                                                                          (LOGO)
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
YOUR VOTE IS IMPORTANT                      NOTICE OF
YOUR MANAGEMENT WILL APPRECIATE THE         ANNUAL MEETING
PROMPT RETURN OF YOUR SIGNED PROXY SO       OF STOCKHOLDERS
  THE SHARES YOU OWN WILL BE REPRESENTED    AND
AT THE ANNUAL MEETING OF STOCKHOLDERS.      PROXY STATEMENT

- --------------------------------------------------------------------------------

                                             TO BE HELD IN THE 6TH FLOOR MEETING
                                             ROOM, FIRST INTERSTATE CENTER,
                                             999 THIRD AVENUE,
                                             SEATTLE, WASHINGTON
                                             MARCH 17, 1994
                                             9:00 A.M.

PROXY                 SOLICITED BY THE BOARD OF DIRECTORS

            BURLINGTON RESOURCES INC. ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 17, 1994

    The undersigned hereby appoints Thomas H. O'Leary and Gerald J. Schissler, and each or any of them, with power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated, all of the shares of stock of the Company which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at the 6th floor meeting room, First Interstate Center, 999 Third Avenue, Seattle, Washington on March 17, 1994 and at any adjournment or postponement of such meeting for the following purposes and with discretionary authority as to any other matters that may properly come before the meeting, in accordance with and as described in the Notice of Annual Meeting of Stockholders and Proxy Statement. If no direction is given, this proxy will be voted FOR proposals 1 and 2 and AGAINST proposal 3.
             (IMPORTANT -- TO BE SIGNED AND DATED ON REVERSE SIDE)

    The Board of Directors recommends a vote FOR proposals 1 and 2.

1.  Election of Directors  Nominees: J. V. Byrne, S. P. Gilbert, J. F. McDonald,
    T. H. O'Leary, D. M. Roberts, W. Scott, Jr., W. E. Wall

                                / /  FOR            / /  WITHHELD
    / /  FOR all nominees except as noted above

2.  Adoption of Burlington Resources Inc. 1993 Stock Incentive Plan.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

    The Board of Directors recommends a vote AGAINST proposal 3.

3.  Stockholder proposal relating to compensation.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

                              Mark here for address change and note at left  / /
                                                Mark here for comments       / /

Please sign exactly as your name                                                   Date
  appears. If acting as attorney,                       Signature
executor, trustee or in other
representative capacity, sign name and
title.
                                                                                   Date
                                                        Signature